As Filed with the Securities and Exchange Commission on April 25, 2001
                                                      Registration No. 333-51056
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                               AMENDMENT NO. 1 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                     --------------------------------------
                        ADVANCED OPTICS ELECTRONICS INC.

             (Exact Name of Registrant as Specified in its Charter)


             Nevada                               3827                           88-0365136
(State or other jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)          Classification Number)            Identification Number)
                                      8301 Washington NE, Suite 5
                                         Albuquerque, NM 87113

                                 (505) 797-7878
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     --------------------------------------

                                 John J. Cousins
                             Vice President, Finance
                                Leslie S. Robins
                            Executive Vice President
                        Advanced Optics Electronics Inc.
                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
                                 (505) 797-7878
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to

                      -------------------------------------

                               Leib Orlanski, Esq.
                               Ted Weitzman, Esq.
                           Kirkpatrick & Lockhart LLP
                       10100 Santa Monica Blvd., 7th Floor
                          Los Angeles, California 90067
                            Telephone (310) 552-5000
                            Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
 Title of Each Class of Securities     Amount to be        Proposed Maximum         Proposed Maximum      Amount of
          to be Registered              Registered     Offering Price per Share    Aggregate Offering   Registration
                                                                  (1)                  Price (1)             Fee
----------------------------------------------------------------------------------------------------------------------

  Common Stock, $.001 par value       8,688,818 (2)              $0.12                 $1,042,658             $  275
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value       5,681,818 (3)              $0.12                 $  681,818             $3,667
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001 par value         571,000 (4)              $0.12                 $   68,520             $  392
----------------------------------------------------------------------------------------------------------------------
  Total Registration Fee                                                               $1,757,728             $4,334*
======================================================================================================================


*    $4,424 previously paid.

(1) Estimated pursuant to Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 77.5% of the average of the five lowest closing bid prices of the common stock for the twenty days immediately preceding the conversion date, as reported on the OTC Bulletin Board, or $1.47.

(3) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of the common stock for the thirty trading days immediately preceding the issue date of the notes, as reported on the OTC Bulletin Board, or 80% of the average of the three lowest closing bid prices of the common stock for the ninety days immediately preceding the conversion date, as reported on the OTC Bulletin Board.

(4) Represents shares which may be issued upon exercise of warrants issued to the selling stockholders.

                         -------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS


                   Subject to Completion Dated April 25, 2001

                                14,941,636 Shares


                       Advanced Optics Electronics, Inc.

                                  COMMON STOCK

         This prospectus relates to 14,941,636 shares of common stock of Advanced Optics Electronics, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales by the selling stockholders.

                               -------------------

         Our common stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "ADOT."

                               -------------------

         Investing in our common stock involves risks. See "Risk Factors" beginning on page 4.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------









               The date of this prospectus is ______________, 2001

                               INSIDE FRONT COVER

                                Table of Contents


Prospectus Summary................................................................................................2
Risk Factors......................................................................................................4
Forward Looking Statements.......................................................................................10
Use of Proceeds..................................................................................................10
Dividend Policy..................................................................................................11
Capitalization...................................................................................................11
Selected Financial Data..........................................................................................12
Management's Discussion and Analysis of Financial Condition and Results of Operations............................13
Business.........................................................................................................17
Management.......................................................................................................23
Section 16(a) Beneficial Ownership Reporting Compliance..........................................................28
Certain Transactions.............................................................................................28
Principal Stockholders...........................................................................................29
Description of Capital Stock.....................................................................................30
Shares Eligible for Future Sale..................................................................................32
The Selling Stockholders.........................................................................................33
Plan of Distribution.............................................................................................34
Legal Matters....................................................................................................36
Experts..........................................................................................................36
Change in Independent Accountants................................................................................36
Additional Information...........................................................................................36
Index to Financial Statements...................................................................................F-1


                               -------------------

     Please read this prospectus carefully. It describes our business, our products and services and our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

     Until _________, 2001 (40 days after the date of this prospectus), all dealers effecting transactions in these securities may be required to deliver a prospectus, even if they do not participate in this offering. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully including the "Risk Factors" section and the financial statements and notes thereto appearing elsewhere in this prospectus.

                        Advanced Optics Electronics, Inc.

     We are a developmental stage technology company focused on the development, production and sales of large-scale flat panel displays. We maintain a research and development facility and manufacturing plant, and we are engaged in building large-scale flat panel displays utilizing our proprietary technology. Our flat panel displays produce an image measuring approximately three meters by eight meters, which is similar in size to traditional printed billboards, and have the comparative advantages of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site. The primary initial product will be marketed to users of outdoor advertising billboards. The development of our electronic flat panel displays represents the first time that our proprietary electro-optic array technology is available for outdoor advertising billboards.

                                  The Offering


Common stock offered by selling stockholders
(including shares underlying convertible notes and warrants)..............   14,941,636 shares
Common stock to be outstanding after the offering                            76,869,811 shares
Use of proceeds...........................................................   We will not receive any proceeds from the
                                                                             sale of the common stock.
OTC Bulletin Board........................................................   ADOT

     The above information is based on the number of shares of common stock outstanding as of April 20, 2001 and assumes the subsequent conversion of all of our issued convertible notes and warrants outstanding as of April 20, 2001 into an aggregate of 14,941,636 shares of common stock upon the completion of this offering, and excludes:

o 3,825,000 shares of common stock issuable upon exercise of outstanding employee stock options with a weighted-average exercise price of $.29 per share;

o 7,275,000 shares of common stock issuable upon exercise of outstanding warrants granted to our directors and officers with a weighted-average exercise price of $.25 per share; and


o 4,175,000 shares of common stock reserved for future awards under our stock option plan.


                             Additional Information

     Unless otherwise indicated, this prospectus assumes that all convertible notes have been automatically converted into shares of common stock.

     In this prospectus, the terms "Advanced Optics," "we," "us," and "our" refer to Advanced Optics Electronics Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of Advanced Optics Electronics Inc.

                              --------------------

     We were incorporated in Nevada as Advanced Optics Electronics Inc. in May 1996. Our executive offices are located at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113. Our website address is www.adotsite.com and our telephone number is (505) 797-7878. The information on our website is not incorporated by reference into this prospectus.

                             Summary Financial Data
                      (in thousands, except per share data)

     The following table sets forth summary financial data for Advanced Optics. The information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

     The pro forma balance sheet data reflects the conversion of all outstanding convertible notes into an aggregate of 14,370,636 shares of common stock being registered in this offering, the exercise of the warrants for 571,000 shares of common stock being registered in this offering, and the estimated offering expenses of $165,000.

                                                                                        Year Ended December 31,
                                                                                   ----------------------------------
                                                                                         1999              2000
                                                                                   ----------------  ----------------
                                                                                      (in thousands, except share
                                                                                          and per share data)

Statement of Operations Data:
Revenues.....................................................................              $  310            $  202
Operating expenses...........................................................               2,660             3,658
Loss from operations.........................................................              (2,350)           (3,456)
Other income (expenses), net.................................................                (313)             (387)
Net loss before cumulative effect of change in accounting principle..........              (2,663)           (3,843)
Cumulative effect of change in accounting principle..........................                 (63)               --
Provision for income tax benefit.............................................                  --               643
Net loss.....................................................................              (2,726)           (3,200)
Basis net loss per share (1).................................................             $ (.072)          $ (.055)
Weighted average common shares outstanding (1)...............................          37,809,084        58,029,724
--------------
(1)  See note 1 of the notes to financial  statements  for a description  of the computation of net income (loss) per share and the number of shares used in the per share calculation.

                                                                                         As of December 31, 2000
                                                                                        --------------------------
                                                                                        Actual           Pro Forma
Balance Sheet Date                                                                      -------          ---------
Cash and cash equivalents.....................................................          $   409            $   695
Working capital...............................................................              831                952
Total current assets..........................................................            1,189              1,475
Total assets..................................................................            2,737              3,023
Total current liabilities.....................................................              358                523
Convertible debentures........................................................            1,216               ----
Long-term obligations, excluding current portion..............................               48                 48
Total stockholders' equity....................................................            1,114              2,616


                                  Risk Factors

     This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO OUR FINANCIAL RESULTS

Because we have a limited operating history, it is difficult to evaluate an investment in our common stock.

     We were organized in May 1996 and we entered into our first agreement in October 1998 to produce and install two of our flat panel displays. It is difficult to evaluate our future prospects and an investment in our common stock because we have a limited operating history and the market for our products is rapidly evolving. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development.

     Our future performance will depend upon a number of factors, including our ability to expand our customer base, develop and enhance products in response to customer demand and competitive market conditions, expand our manufacturing, research and development and sales and marketing capabilities, maintain adequate control of our expenses, and attract, retain and motivate qualified personnel.

We expect our losses and negative cash flow to continue.

     We have incurred losses and experienced negative operating cash flow since our formation. For the year ended December 31, 2000, we had operating losses of approximately $3,456,000, net losses of approximately $3,200,000 and negative cash flow from operating activities of approximately $1,265,000. We expect to incur substantial operating and net losses and negative operating cash flow for the foreseeable future, and we cannot assure you that we will ever achieve profitability or generate positive cash flow.

     We expect our operating expenses will increase, particularly in areas of operations, sales and marketing, as we develop and expand our business. As a result, we will need to increase our revenue to become profitable, and if our revenues do not grow as expected, or increases in our expenses appreciably exceed our expectations, we may never achieve profitability or positive cash flow. If we do achieve profitability and/or positive cash flow, we cannot assure you that we will be able to sustain it or improve upon it on a quarterly or annual basis for future periods.

RISKS RELATED TO OUR INVESTMENT IN BIO MODA

We have made a significant investment in another development stage company and any harm to this company's business, financial condition or results of operations may impair the success of our business.

     We have an ownership interest of approximately 16% in Bio Moda, Inc., a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. However, Bio Moda is subject to risks similar to us as a development stage company, including risks associated with an accumulated deficit, limited capital and significant capital requirements, dependence on limited potential products, government regulation, competition, obtaining patents and licenses, intellectual property and product liability claims, and dependence on certain key personnel. If any of these risks occur, Bio Moda's business, financial condition or results of operations may be harmed, which could impair the future success of our business. See note 3 of the notes to the financial statements for a more detailed description of our investment in Bio Moda.

RISKS RELATED TO OUR BUSINESS

Our technology and product development is in its early stages and the outcome of our development efforts is uncertain.

     Our electro-optic array technology is an emerging technology that will require significant additional development, engineering, testing and investment prior to commercialization, which will require us to spend capital in excess of our current capital. Our leading potential product that utilizes this technology is the flat panel display intended for use as an outdoor electronic billboard. If our flat panel display is successful, other similar products using our technology are also a possibility. However, if we do not receive additional financing in the future, and even if we do receive such financing, our flat panel display and other outdoor electronic billboards may not be successfully developed, which would impair our ability to successfully implement our business model.

Our technology and product revenues have been limited and future revenue is uncertain.

     We currently have recognized revenue for partial completion of a contract entered into to produce two flat panel displays utilizing our electro-optic array technology. This is the first commercial contract application of this technology. Our success will depend on our ability to complete this contract and commercialize our technology on a larger scale. We may not be able to product our products in significant quantities at prices that are competitive with other similar products, and we may not be able to obtain additional commercial contracts applying our technology to outdoor electronic billboards or receive additional product revenues from our technology.

Our success is dependent on market acceptance of our principal products.

     Since our inception, we have focused research and development efforts and product development on technologies that we believe will be a significant advancement over currently available technologies. Our electro-optic array technology is an emerging technology. With any new technology, there is a risk that the market may not appreciate the benefits or recognize the potential application of the technology even if it is technically feasible. Our financial condition and prospects are dependent upon market acceptance and sales of our flat panel displays and other outdoor electronic billboards using our technology. Additional research and development needs to be conducted on these products before marketing and sales efforts can be fully commenced. Market acceptance of our products will be dependent upon the perception within the outdoor advertising, electronics and instrumentation industries of the quality, reliability, performance, efficiency, breadth of application and cost-effectiveness of our products as compared to competitive products. We may not be able to gain commercial market acceptance for our products or develop other products for commercial use.

We may not be able to manufacture, market and sell our products.

     We have limited established commercial manufacturing facilities in the areas in which we are conducting our principal research. We intend to establish a larger manufacturing facility for assembly services related to our flat panel displays, and we intend to establish and develop a sales organization to promote, market, and sell our products. This may require significant additional expenditures, management resources, and training time. However, we may not be able to establish a successful manufacturing facility or sales organization.

We are dependent on the availability of materials and suppliers.

     The materials used in producing our current and future products are purchased from outside vendors. During volatile market conditions, we may be required to bear the risk of material price fluctuations. We anticipate that the majority of raw materials used in products to be developed by us will be readily available. However, the current availability of these materials may not continue in the future, or if available, be procurable at favorable prices.

If we cannot retain our key employees or hire other talented personnel as we expand, our business might not succeed.

     We believe our success depends on the continued services of our senior management team, especially Leslie Robins, John Cousins and Michael Pete as well as our senior engineering team: Dr. Garth Gobeli, Stephen Mills, Gary Fuehrer and Michael Harmon. We do not carry life insurance on the lives of any of our key personnel. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. Our plans to expand our operations and achieve successful commercialization of our products also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. If we cannot attract and retain the necessary personnel as we expand, our business might not succeed.

Our success depends on our ability to effectively manage our growth.

     We plan to significantly expand our operations during the current fiscal year. The transition from a technology development stage company to a company in the initial stages of market development and product commercialization will continue to place a significant strain on our limited personnel, financial and other resources. Although we have begun to prepare for larger scale operations, we may not be able to successfully complete these efforts and operate on a substantially larger scale. An inability to manage our growth and meet these additional standards will impair the success of our business.

We are required to pay certain of our investors a monetary penalty correlated to delays in the effective registration of the shares of our common stock being offered by selling stockholders in this offering.

     We have been advised by Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC that because we have not been able to procure an effective registration with the Securities and Exchange Commission of the shares of our common stock into which $740,667 of 7 1/2% convertible notes are convertible, pursuant to securities purchase agreements dated as of November 7, 2000 that are included as exhibits to the registration statement of which this prospectus forms a part, we are required to pay to Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC a monetary penalty in the aggregate amount of $14,813 for each thirty day period beyond March 7, 2001 that we fail to procure such registration of the shares of our common stock with the Securities and Exchange Commission.

We will need additional funds to operate our business that we may not be able to obtain.

     Our efforts to achieve commercialization of our flat panel displays and other proposed products will require us to spend capital in excess of our current capital for research and development, product testing, product sales and marketing, and administrative overhead in the expansion and development of our business and operations. Until we are able to generate positive cash flow and become profitable, we plan to maintain operations primarily by raising funds through revenues generated from the limited installation of our flat panel displays and through additional debt and equity offerings.

     We have the existing resources, including commitments from third parties, to allow us to survive only for a period of approximately two years from the date of this registration statement at our current spending levels. Our flat panel displays are expected to be available September 2001. Some of our other proposed products may not be available for commercial sale or routine use for a period of up to two years. However, our goal of achieving profitable commercialization of our products is based on current development plans, current operating plans, the current regulatory environment, historical experience in the development of electronic products and general economic conditions. If unforeseen developments occur with regard to our plans, sales and leasing of our products could be unexpectedly delayed, which would adversely affect the timing and receipt of revenues from sales and leasing of our products. If our revenues do not increase as rapidly as anticipated, or if product development, testing and marketing require more capital than anticipated, we may be required to eliminate, or reduce substantially, related expenditures and/or seek additional funds through debt and equity offerings.

     Either because of a downturn in general economic conditions and financial markets or specifically with respect to our business, prospects, financial condition and results of operations, our ability to secure additional debt or equity financing in the future could be adversely affected. We may be unable to obtain any future equity or debt financing on acceptable terms or at all to allow us to continue with our plans. In the alternative, we may have to obtain funds in the future through arrangements with other entities that could require us to relinquish rights to our flat panel display products or related technologies, or we may have to take other actions that could adversely affect our ability to achieve profitable commercialization of our products.

RISKS RELATED TO OUR INDUSTRY

Many of our competitors have better name recognition and greater capabilities than us. Rapid technological change could render our products obsolete, and we may never be able to compete successfully in the electronic billboard industry.

     The electronic billboard industry is highly competitive and is characterized by rapid technological change. We compete with numerous companies that have better name recognition and greater financial, technical, marketing and research capabilities than us, such as Toshiba, Sharp, Hitachi and Mitsubishi. These companies are making substantial investments in and are conducting research to improve characteristics of liquid crystal displays, or LCD technology. In addition, many companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation have, or are developing, other technologies utilizing carbon field emissions, incandescent lamps, inorganic electroluminescence, organic light emitting diodes, polymeric light emitting diodes, gas plasma and vacuum fluorescent lamps. Our existing and proposed products will compete with other existing products and may compete against other developing technologies. If we cannot successfully differentiate our products from our competitors' products, adapt to evolving markets and technologies and develop new products, our competitors' products, processes or technologies may render our products obsolete or less competitive.

     Our competitors may succeed in developing technologies and products that are more cost effective or have fewer display limitations than our display technology. As a result, we will be required to devote substantial financial resources to further research and development efforts to improve our technologies and products. In order to effectively compete, we could be required to increase the performance of our products or reduce our prices. In the event of price reductions, we will not be able to maintain gross margins unless we reduce our cost of sales, which could have a material adverse effect on our ability to become profitable, and we may never be able to compete successfully in the electronic billboard industry.

Our operations are impacted by the regulation of the outdoor billboard industry.

     Our operations are significantly impacted by federal, state and local government regulation of the outdoor billboard industry. The federal government conditions federal highway assistance on states imposing location restrictions on the placement of billboards on primary and interstate highways. Federal laws also impose size, spacing and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations.
Some local governments have enacted ordinances which require removal of billboards by a future date. Others prohibit the construction of new billboards and the reconstruction of significantly damaged billboards, or allow new construction only to replace existing structures. The adoption of additional federal or state laws or regulations applicable to the outdoor electronic billboard industry, similar to the Highway Beautification Act, could decrease the demand for our products, increase our costs of doing business or otherwise have a material adverse effect on our ability to generate revenue and achieve profitability.

RISKS RELATED TO THIS OFFERING

The market for shares of our common stock is volatile, which could result in substantial losses to investments in our common stock.

     The market price of the shares of our common stock, like that of many emerging technology companies, has fluctuated significantly in recent years and will likely continue to fluctuate due to many factors, some of which are:

     o    actual or anticipated fluctuations in our results of operations;

     o changes in securities analysts' expectations or our failure to meet those expectations;

     o    announcements of technological innovations by us or our competitors;

     o    introduction of new products by us or our competitors;

     o    additions or departures of key personnel;

     o    commencement of litigation;

     o    developments with respect to intellectual property rights;

     o    conditions and trends in technology industries;

     o changes in the estimation of the future size and growth rate of our markets; and

     o    general market conditions.

     In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations that have affected the market price of the equity securities of many technology companies and that have often been unrelated to the operating performance of those companies. Such broad market and industry fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock, regardless of our financial condition and operating results.

We cannot assure you of an established public trading market.

     Although our common stock trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, a regular trading market for the securities may not be sustained in the future. The National Association of Securities Dealers has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

     In the event that our common stock is not included on the OTC Bulletin Board and does not qualify for the NASDAQ Stock Market, quotes for the securities may be included in the "pink sheets" for the over-the-counter market, which provides even less liquidity than the OTC Bulletin Board.

Securities and Exchange Commission "penny stock" regulations impose certain restrictions on marketability of securities.

     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, although certain exceptions exist such as the ability of the issuer to meet certain minimum financial requirements. As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock.

     Additionally, the Securities and Exchange Commission's penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.

This offering, as well as the issuance of other publicly traded shares, could drive our stock price down.

     Following the effectiveness of this registration statement, the shares of common stock offered by the selling stockholders will become freely salable in the public market. Although the sale of these additional shares to the public might increase the liquidity of our stockholders' investments, the increase in the number of shares available for public sale could drive the price of our common stock down, thus reducing the value of your investment and perhaps hindering our ability to raise additional funds in the future. To the extent other restricted shares become freely salable, whether through an effective registration statement or under Rule 144 of the Securities Act of 1933, or we issue additional shares that might be or become freely salable, our stock price could decrease.

We have never paid dividends.

     We have never paid cash dividends on our equity securities and do not intend to pay cash dividends in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus   Summary,"  "Risk  Factors,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. If the 571,000 warrants are exercised, we will receive estimated proceeds of $285,799 which will be used to offset the approximately $165,000 of legal, accounting, printing and other expenses of this offering.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Our common stock began trading on the OTC Bulletin Board under the symbol "ADOT" during the first quarter of 1997. The following table sets forth the range of reported high and low bid per share prices for the common stock since it began trading for the periods indicated. The quotations reflect inter-dealer prices, with retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

            Fiscal 1997:                        High                   Low
            ------------                        ----                   ---
                     1st Quarter               $2.50                 $0.25
                     2nd Quarter                0.81                  0.19
                     3rd Quarter                1.63                  0.29
                     4th Quarter                0.88                  0.19
            Fiscal 1998:

                     1st Quarter                0.57                  0.15
                     2nd Quarter                0.30                  0.18
                     3rd Quarter                0.23                  0.11
                     4th Quarter                0.12                  0.04
            Fiscal 1999:

                     1st Quarter                0.16                  0.05
                     2nd Quarter                0.12                  0.06
                     3rd Quarter                0.49                  0.08
                     4th Quarter                0.87                  0.25
            Fiscal 2000:

                     1st Quarter                1.53                  0.69
                     2nd Quarter                1.09                  0.61
                     3rd Quarter                0.57                  0.29
                     4th Quarter                0.42                  0.21
            Fiscal 2001:

                     1st Quarter                0.26                  0.11


     As of the date of this prospectus, we have approximately 240 holders of record and in excess of 13,100 beneficial owners of our common stock.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2000:

     o on an actual basis including (1) the sale and issuance of $500,000 of convertible notes pursuant to a convertible note purchase agreement dated September 15, 2000 and (2) the sale and issuance of $740,667 of convertible notes pursuant to securities purchase agreements dated November 7, 2000;

     o on a pro forma basis to reflect the conversion of all outstanding convertible notes into an aggregate of 14,370,636 shares of common stock being registered in this offering, the exercise of the warrants for 571,000 shares of common stock being registered in this offering, and the estimated offering expenses of $165,000.

     You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes.

                                                                                               As of December 31, 2000
                                                                                          ------------------------------------
                                                                                            Actual                 Pro Forma
                                                                                          ------------     -------------------
                                                                                          (in thousands, except share data)
Short-term debt.........................................................................    $    50                 $    50
Long-term debt, less current portion....................................................         48                      48
Convertible debentures..................................................................      1,216                      --
Stockholders' equity (deficit):
    Preferred Series A, 7.5% cumulative, convertible into common stock at a rate determined by dividing the purchase price of the preferred shares by the conversion price of the common stock; $.001 par value; authorized
        10,000,000 shares; no shares issued our outstanding (actual and pro forma)......         --                      --
    Common Stock, $0.001 par value; 150,000,000 shares authorized;
        61,928,175 shares issued and outstanding (actual); 76,869,811
        shares issued and outstanding (pro forma) (1)...................................         62                      77
Additional paid-in capital..............................................................      8,322                   9,809
Deficit accumulated during the development stage........................................     (7,022)                 (7,022)
Treasury stock..........................................................................        (55)                    (55)
Notes receivable from officer for exercise of stock options.............................       (193)                   (193)
                                                                                            -------                 -------
    Total stockholders' equity..........................................................      1,114                   2,616
                                                                                            -------                 -------
    Total capitalization................................................................    $ 2,737                 $ 3,023
                                                                                            =======                 =======

---------
(1) Excludes shares issuable pursuant to outstanding stock options and warrants granted to employees including officers and non-employee directors to purchase an aggregate of 11,100,000 shares of common stock at a weighted average exercise price of $.26 per share.

                             SELECTED FINANCIAL DATA

     You should read the selected financial data set forth below with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth below for the year ended December 31, 1999 and 2000 and the balance sheet data as of December 31, 1999 and 2000 have been derived from our audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period. See note 1 of the notes to financial statements for a description of the computation of net income (loss) per share and the number of shares used in the per share calculation.

                                                                                Year Ended December 31,
                                                                              ---------------------------
                                                                                 1999             2000
                                                                              ---------------------------
                                                                              (in thousands, except share
Statement of Operations Data:                                                     and per share data)
Revenues...............................................................            $310            $202
Operating expenses:
   General and administrative..........................................           1,953           2,340
   Contract Costs......................................................             468             586
   Research and development............................................             239             732
                                                                             ----------      ----------
      Total operating expenses.........................................           2,660           3,658
                                                                             ----------      ----------
Loss from operations...................................................          (2,350)         (3,456)
Other income (expenses), net...........................................            (313)           (387)
                                                                             ----------      ----------
Net loss before cumulative effect of change in accounting principle....          (2,663)         (3,843)
Cumulative effect of change in accounting principle....................             (63)             --
Provisions for income tax benefit......................................              --             643
Net loss...............................................................         $(2,726)        $(3,200)
                                                                             ==========      ==========
Basic net loss per share...............................................           (.070)          (.055)
Diluted net loss per share.............................................
Weighted average common shares outstanding.............................      37,809,084      58,029,724
                                                                             ----------      ----------

Balance Sheet Data:                                                        As of December 31, 2000
                                                                           -----------------------
Cash and cash equivalents..................................................         $409
Working capital............................................................          831
Total current assets.......................................................        1,189
Total assets...............................................................        2,737
Total current liabilities..................................................          358
Long-term obligations, excluding current portion...........................            48
Total stockholders' equity (deficit).......................................         1,114

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" and elsewhere in this prospectus.

Overview

     We develop, produce and sell large-scale flat panel displays utilizing our patented technology. Since inception in May 1996, we have operated as a developmental stage technology company, and we are currently making the transition to producing and selling our product to the outdoor advertising billboard industry. Our flat panel displays have the advantages, in comparison to traditional printed billboards, of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site.

Results Of Operations

     For ease of reference, we refer to the fiscal year ended December 31, 1999 as fiscal 1999 and to the fiscal year ended December 31, 2000 as fiscal 2000.

Years Ended December 31, 1999 and 2000

     Revenues

     Contract Revenue. Contract revenue is comprised of costs incurred and estimated earnings in excess of billings. Contract revenue decreased 35% to $202,000 in 2000 from $310,000 in 1999, which was primarily due to conservative estimates used to account for completion of our contract to produce and install two electronic outdoor advertising billboards, which were used in connection with the percentage of completion method of accounting for revenue recognition.

     Contract Costs. Contract costs are comprised of all direct material and labor, indirect labor, supplies, overhead and equipment depreciation. Contract costs increased 25% to $586,000 in 2000 from $468,000 in 1999, which was primarily due to our engineering staff's compensation, scientific and technical consulting fees, equipment and materials purchased for product development and costs involved in making the transition from development to production. Although contract costs have exceeded contract revenue to date, we entered into the contract to produce and install two of our flat panel displays to take advantage of research and development benefits and input received from the customer early in the product development stage.

     Gross Profits. We incurred a loss due to the fact that we are in the development stage and will not have recognized revenue until we bill our customers on the contracts in progress.

     Expenses

     Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our flat panel displays. We expense research and development costs as they are incurred. Research and development expenses increased 206% to $732,000 in 2000 from $239,000 in 1999. The increase in these expenses was primarily due to increases in research and development efforts, technical costs, our engineering staff and equipment. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods.

     General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs increased 20% to $2,340,000 in 2000 from $1,953,000 in 1999 due to increases in salary expense related to increased personnel and increases in professional fees. Due to the growth of our business and continuing expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.

     Other Income (Expense). Other income (expense) consists of interest and other income and expense. Interest income increased to $19,000 in 2000 from $11,000 in 1999. The increase in interest income was due to an increase in our average net cash and cash equivalents balance. Interest expense increased to $459,000 in 2000 from $189,000 in 1999. The increase in interest expense is due primarily to non-cash charges to interest expense from the accounting calculation of the intrinsic value of the conversion feature of the convertible debenture financings that were undertaken in 2000.

     Deferred Tax Benefit

     During 2000, we recognized an income tax benefit of $643,000 as income based on our estimates that a portion of our net operating losses since inception may be realized as a deduction against future earnings for the purpose of reducing our tax liability in the future. We have not recognized such income until now because of the uncertainty whether we would recognize any net income in future periods with which to offset our net operating losses since inception. See note 1 of the notes to the financial statements for a description of the accounting treatment of this deferred tax benefit and the related valuation allowance provided due to the uncertainty regarding the realizability of the deferred tax asset in the future.

Fluctuations in Quarterly Operating Results

     We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results have fluctuated in the past, and are expected to continue to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include:

     o    demand for our products;

     o the rate at which we add new customers and the ability to retain existing customers;

     o    the availability and pricing of materials from suppliers;

     o    the prices paid for our products;

     o    the  amount  and  timing  of  costs   relating  to  expansion  of  our
          operations, including expanding our product development, manufacturing and sales and marketing functions;

     o the announcement or introduction of new types of products by us or our competitors;

     o delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and

     o general economic conditions and economic conditions specific to the outdoor electronic billboard industry.

     As a strategic response to changes in the competitive environment, we may from time to time make certain product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be adversely affected.

Liquidity And Capital Resources

     Since our inception in May 1996, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was $1,265,000 in 2000 and $1,020,000 in 1999. The increase in net cash used in operating activities in 2000 was primarily attributable to increases in losses.

     Net cash used in investing activities was $74,000 in 2000 and $288,000 in 1999. Net cash used in investing activities in 1999 was comprised of purchases of property and equipment and investments in certificates of deposit, Bio Moda, Inc. and Wizard Technologies. The decrease in net cash used in investing activities in 2000 was primarily attributable to the sale of marketable securities and the redemption of our investment in Wizard Technologies.

     Net cash provided by financing activities was $1,557,000 in 2000 and $1,294,000 in 1999. Net cash used in financing activities in 1999 was primarily comprised of additions to notes payable and the issuance of capital stock. The increase in net cash provided by financing activities in 2000 was primarily attributable to the issuance of additional capital stock and the proceeds from the issuance of convertible securities.

     Cash and cash equivalents increased 115% to $409,000 as of December 31, 2000 from $190,000 as of December 31, 1999. This increase was primarily due to $500,000 that we received in connection with the issuance of convertible notes on September 15, 2000 and $710,000 that we received in connection with the issuance of other convertible notes on November 7, 2000. Of the proceeds from the notes issued in September 2000, $50,000 was used to pay for related commissions and legal fees. The remaining proceeds from these debt issuances are being used for research and development, prototype construction and working capital.

     As of December 31, 2000, our principal commitments consisted of obligations of approximately $154,000, which included the costs of bank notes, leased equipment and the lease of our executive offices, research and development facilities and manufacturing plant. We expect to experience quarterly net losses and negative cash flow through at least the second quarter of 2001, which is when we plan to complete the manufacturing prototype and demonstration unit for our first flat panel display. At that time, we anticipate that our sales revenue will offset our operating expenses, although there are uncertainties as to how our products will be accepted in the marketplace, which could delay or have a material adverse effect on our net sales and cash flow from operations. However, leading up to the second quarter of 2001, we plan to continue to increase our operating expenses significantly in order to increase our research and development efforts, expand our manufacturing, sales and marketing efforts, increase the size of our staff including the hiring of a marketing director and a production manager and support our growing infrastructure.

     As of December 31, 2000, we had approximately $517,000 of cash, cash equivalents and certificates of deposit. We believe that our current cash and cash equivalents, with cash flows from operations, if any, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next two years. However, we will need to raise at least $3 million in order to pay for the costs of producing a minimum volume of our products for sale. We have not yet secured a source for this funding requirement. We may seek to sell additional equity or convertible debt securities. However, our ability to raise capital by selling securities, and hence our liquidity, could be materially adversely affected by the recent decline in the equities market and the limited availability of venture capital financing sources. We cannot assure you that financing will be available to us in amounts or on terms acceptable to us in the future.

Recently Issued Accounting Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities." This statement of position requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when this statement of position is adopted. Effective January 1, 1999, we adopted this statement of position, and the impact of this change in accounting principle was to reduce assets and increase the deficit accumulated during the development stage by $63,000 as of December 31, 1999.

                                    BUSINESS

Company Overview


     We are a developmental stage technology company with our primary focus on the development, production and sales of our large-scale flat panel displays, which utilize our patented technology. We are currently continuing our research and development of our product and the underlying technology, although we are in the process of making the transition from a developmental stage company to producing and selling our product. We plan to focus on producing and selling our large-scale flat panel displays for the outdoor advertising billboard industry, which represents the first time that our technology is available to this industry.

Company Background

     We were incorporated as a Nevada corporation on May 22, 1996. In November 1996, we acquired all the assets of PLZTech, Inc., including all of its patents and research and development activities. The transaction was accounted for as a purchase, and all assets acquired and liabilities assumed were recorded at their book values, as determined in accordance with generally accepted accounting principles. Intangible assets of PLZTech acquired in the purchase transaction were carried at historical book values. Research and development costs of PLZTech were expensed as incurred. PLZTech was incorporated in November 1992 in the state of Colorado and was engaged in the business of research and development of flat panel displays. Prior to our acquisition of the business and patents of PLZTech, we had minimal business activities and had essentially just started our own research and development activities.

Industry Background

     Our flat panel displays fit into a growing niche that is part of the broad visual communications market, which includes printing, photography, television, billboard, etc. In particular, our flat panel displays fit within the billboard sub-category of the broad visual communications market. Billboards include various niches commonly identified as painted signs, architectural signage, electric signs, programmable signs and large video displays. The Outdoor Advertising Association of America has indicated that over 275,000 large roadside billboards exist in the United States. We believe that the advantages of our flat panel displays for the outdoor advertising billboard industry will be significant. Our flat panel displays have the benefit in comparison to traditional printed billboards of providing dynamic, eye-catching ads and rapid change of display images from a remote site. Billboard companies could benefit by increasing revenues per sign by being able to sell the same space to different advertisers at different times during the day, with the ability to immediately access and change each sign via the remote site. Advertisers could benefit substantially because they would be able to reach their target audience with greater precision.

Strategy

     After conducting extensive research in various industries, including laptop computers, high definition televisions and outdoor advertising billboards, to determine which market would be best suited for producing and selling products utilizing our technology, we decided to concentrate our complete attention and efforts on marketing to the outdoor electronic advertising billboard industry. The billboard segment of the outdoor advertising industry exceeds $4 billion per year. Our goal is to create a line of products utilizing our technology that is scalable both in terms of size and resolution to meet a wide range of requirements related to potential customers' economics, billboard locations and intended use.

     We believe that, due to the Highway Beautification Act, the number of billboards nationwide will not increase dramatically but should remain stable in the future. We expect that advertisers will increase their focus on securing and developing prime billboard locations. The customer base for billboards is diversifying as more advertisers are attracted to this media. Our market penetration analysis is based on capturing and converting existing sites in a stable market and expanding the indoor market.

     In September 2000, we received payment of $90,000 to produce and install two large-scale flat panel displays, which is the first commercial application of our electro-optic array technology. After the completion of these two flat panel displays, we intend to target the outdoor advertising billboard industry in phases.

     The first phase will be targeting the prime billboard locations that generate monthly advertising revenues of approximately $25,000 or more per location. It is estimated that there are approximately 700 of these locations in the United States and another 1,500 outside of the United States. We estimate that we could begin supplying flat panel displays to meet the initial demand for these locations within five to seven months of installing our first two flat panel displays under our existing commitment and obtaining funding for ongoing development and commercialization. Once demand in these prime locations has been met and increased manufacturing volumes have lowered the production costs per display, we will target the remaining outdoor advertising billboard market.

     Approximately 65% of billboards were booked for 12-month periods in 1999. Long-term contracts could potentially limit our access to the desired prime location sites during our start-up period. However, we believe that the trend is to use shorter-term contracts with significant turnover of advertisers, which favors the use of our flat panel displays because of the ease and speed with which images can be changed from a remote site. Revenues will be derived from a combination of direct sales of flat panel displays, owned and operated flat panel displays, leasing, licensing, and partnerships.

     Our management team has extensive experience in finance, marketing and research related to developing and rapidly growing technology businesses serving business customers.

Products and Markets

     Our primary initial product that will be marketed to users of the outdoor advertising industry is the flat panel display. Our flat panel displays will provide an image measuring approximately three meters by eight meters, which is similar in size to existing printed billboards. We believe that the major advantages of our flat panel displays include better viewing quality, affordability, customer system integrity, and an almost immediate change of display images from a remote site. Our flat panel displays are expected to be inexpensive to produce relative to alternative electronic billboard systems, none of which we believe can be scaled up or down as effectively and efficiently as our products. We believe that our flat panel displays and underlying software system represent an innovative approach to advertising that take advantage of the recent technological convergence of billboard media, broadcast media and the Internet.

     Our principal product market consists of the outdoor advertising billboard industry, which until now has primarily relied on printed billboards for outdoor advertising. We believe that the user base for outdoor billboards is diversifying and growing as more advertisers are attracted to this medium of advertising, and this industry is experiencing rapid consolidation through mergers and acquisitions driven by the larger billboard companies. Our product and marketing strategy includes leveraging the underlying growth and excellent fundamentals of the existing outdoor advertising market. We anticipate that this strategy will also create a new segment of the outdoor advertising billboard market for our flat panel displays. We have completed a film that is being distributed as a marketing tool throughout the outdoor advertising billboard industry to potential purchasers of our flat panel displays both in the United States and internationally.

     In addition, there are other markets and applications that represent opportunities for additional sources of business, and we are beginning to explore these markets and applications, such as e-cinema, lighting sources, stadium and sports applications and systems, control and status monitoring.

Suppliers and Availability of Raw Materials

     We have identified at least six suppliers of the basic components of our systems. We anticipate this technology to develop and mature rapidly in the next year, which will create more suppliers, lower prices and greater availability. We are continually evaluating suppliers of subassemblies and components and researching alternatives. We are sensitive not only to the quality and cost of the parts and pieces supplied but also the strategic importance of multiple supplier relationships.

Manufacturing, Distribution, Installation and Maintenance of Our Products

     We have limited established commercial manufacturing facilities for the production of our flat panel displays, although we intend to establish a larger manufacturing facility for assembling our flat panel displays in preparation for larger scale operations. Our flat panel displays will be shipped directly from our manufacturing facilities to our customers, and we intend to sell our products through direct sales channels.. Our plan is to install the first 10 to 20 flat panel displays that we sell. We also plan to maintain and repair our products for a specific warranty period and offer maintenance contracts beyond the warranty period. In addition, we intend to investigate the possibility of contracting with United States and international third party service providers for on-site installation, maintenance and repair of our flat panel displays.

Customers

     Over the last ten years, there has been considerable consolidation amongst the billboard owners in the outdoor advertising billboard industry. As of 1999, it is estimated that the four leading billboard companies in this industry account for approximately 48% of the outdoor advertising billboard market. Media companies have been acquiring billboard companies in order to offer packages of television, radio and newly acquired outdoor space to advertisers. We believe that the concentration of ownership and the convergence of media are beneficial trends for our product.

     We intend to initiate customer contact through our own company by directly communicating with potential customers, including the four leaders of the outdoor advertising billboard industry, and providing them film that we have produced about our flat panel displays. We are developing a marketing department to initiate contact, process each transaction and coordinate with our manufacturing department through production and delivery.

Competition

     We will compete with the existing billboard techniques of hand painted or printed and pasted signs. Recently, there has been a trend toward creating the art digitally, but these images are still printed on large sheets and pasted up in the same manner as before World War I. We believe these forms of billboard presentations will only be viable in low density, low traffic areas. In comparison, our flat panel displays include high brightness, full color, superior image quality, wide viewing angle with excellent outdoor readability, relatively low cost compared with competing electronic billboard technologies, high reliability and rapid change of display images from a remote site.

     We will compete against other established forms of electronic display technology, and we believe that our products and technologies will continue to face substantial competition as the market and technologies evolve. Existing and potential competitors such as Toshiba, Sharp, Hitachi and Mitsubishi may possess substantially greater product development capabilities and financial, technical, marketing or human resources than we do. These companies manufacture electronic displays that utilize liquid crystal displays, or passive LCD technology, and cathode ray tubes, or CRT technology, which currently dominate the electronic billboard market. However, we believe that the products based on these technologies are limited and new technologies being developed, including ours, will significantly improve the performance of electronic displays in the future and displace existing products in the electronic billboard market. Many companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation have, or are developing, other technologies utilizing carbon field emissions, incandescent lamps, inorganic electroluminescence, organic light emitting diodes, polymeric light emitting diodes, gas plasma and vacuum fluorescent lamps. Furthermore, although we believe our products will be superior to established advertising billboard products, we cannot assure you that business customers will prefer our technology sufficiently to be willing to pay for it at the price at which it will be offered. We recently set the sales prices of our flat panel displays measuring approximately three meters by two meters and three meters by eight meters at $395,000 and $1,490,000, respectively.

     We believe that the technologies that we have developed are superior to other existing technologies when combining the issues of brightness, image quality and cost required for electronic billboards. Other existing technologies that we compete with include:

     o Low resolution devices which have a grainy picture and do not allow certain colors to be viewed in direct sunlight and have a high initial cost;

     o    Incandescent bulbs that are high maintenance and offer poor graphics;


     o Electromechanical systems that have poor image qualities and limited colors; and

     o CRT's and passive LCD's that have a long useful life and an existing manufacturing base, but are expensive to produce.

     We believe that our flat panel displays utilizing our display technology offers numerous advantages and features in comparison to the existing products of our competitors currently available, including:

     o The brightest electronic billboard display at 35,000 nits and the widest viewing angle;

     o The smallest dot pitch for outdoor large-scale displays at eight millimeter dot pitch, providing high definition television picture quality;

     o 24-bit true color and full motion video at up to 120 frames per second;

     o Broadcast and simulcast applications including real-time live video and streaming video feeds with operation from a remote site;

     o Use of digital visual interface, or DVI, industry standard protocol for high speed data linking and digital video interfacing;

     o Satellite linkage for the ability to operate multiple flat panel displays from a single remote site;

     o Modular assembly in one meter increments for scaleable and shapeable architectures and ease of transportability for mobile operations and use; and

     o Weather resistance for outdoor applications and a continual use life of at least five years;

Intellectual Property and Other Proprietary Rights

     Advanced Optics holds the following patents and patents pending:

     o Patent #5,198,920 relating to a Transverse Pixel Formation for Spatial Light Modulator.

     o Patent pending that relates to an Electro-Optic Array. The Electro-Optic Array describes a high-density, high-resolution array that can be selectively activated by low induced voltages to alter a light beam passing through the array of valves. This proprietary technology that we developed also relates to a process for manufacturing such a high-density array using semiconductor-type processing equipment and techniques. This manufacturing process constitutes a significant improvement over prior techniques by using semiconductor processing technology to further increase pixel density and reduce activation voltage.

     o Patent pending for Light Emitting Diode Configuration for Large-Scale Displays includes a pulse width modulation scheme for light emitting diode, or LED, illumination, a data distribution scheme that allows greater ease and economy in manufacturing and assembly, and a current source circuit that allows for a design with lower power requirements.

     Our success will depend on our ability to protect our proprietary technology and other intellectual property rights. We acquired the patent relating to the transverse pixel format when we acquired all the assets of PLZTech, Inc. in November 1996. The patent pending that relates to the Electro-Optic Array was assigned to us by its inventor in February 2000, and the patent pending that relates to the LED Configuration for Large-Scale Displays was assigned to us by its inventors in February 2001. The inventors who assigned each of these patents pending to us are employees of Advanced Optics. Although we have been awarded the patent and have filed two applications for patents, the degree of protection offered by these patents or the likelihood that pending patents will be issued is uncertain. Any unauthorized use of our proprietary technology could result in costly and time-consuming litigation to enforce our proprietary rights.

     We cannot assure you that our competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, will not independently develop the same or similar technology to ours or otherwise obtain access to our proprietary technology. These competitors may already have, or may apply for and obtain, patents that will prevent, limit or interfere with our ability to make and sell our products. To protect our proprietary rights in these areas, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements providing that they will not disclose any of our confidential or proprietary information or trade secrets to any third party or use any such information or trade secrets for their own benefit or the benefit of any third party. The confidentiality agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets or other proprietary information.

Research and Development

     For the year ended December 31, 2000, $732,029 was spent on research and development, and for the year ended December 31, 1999, $239,029 was spent on research and development. These expenditures are primarily the result of costs associated with our ongoing efforts in developing our proprietary flat panel display and associated computer systems. Research and development costs will not be directly borne by customers, but our gross profits on a go-forward basis will be used to offset our deficit incurred during our development stage.

Employees

     As of March 31, 2001, we employed 12 full-time employees and one part-time employee. None of our employees are party to a collective bargaining agreement. Management believes that its relations with its employees are satisfactory. We also contract with other personnel and subcontractors for various projects on an as-needed basis.

Properties

     Our executive offices, research and development facility, and manufacturing plant are presently located in Albuquerque, New Mexico, where we lease approximately 7,500 square feet. The leases on the premises expire on February 28, 2002, and the current aggregate annual rent is approximately $50,000.

Investment in Bio Moda

     We have an ownership interest of approximately 16% in Bio Moda, Inc., a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. We believe that potential reciprocal benefits and synergies exist between us and the biomedical technology company for the use of our proprietary technology in producing the scanning devices that will be able to detect cancer at an early stage of development. We have not entered into any agreement with Bio Moda regarding any joint venture, strategic partnership or other arrangements at this time. However, Bio Moda is subject to risks similar to us as a development stage company, and if Bio Moda's business, financial condition or results of operations is harmed, the future success of our business could be harmed due to our significant interest in the company.

     Leslie Robins, who is our executive vice president, secretary and chairman of our Board of Directors, is also a member of Bio Moda's board of directors. Harold Herman, who is a member of our Board of Directors, owns 66,000 shares of Bio Moda's common stock, which is approximately a 1% interest in the company. We are unaware of any other officers, directors or greater than 5% stockholders of ours who own an interest in Bio Moda.

Legal Proceedings

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this prospectus, we are not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees

     The following table sets forth specific information regarding our executive officers and directors as of March 31, 2001.


Executive Officers and Directors               Age    Position(s)
--------------------------------               ---    -----------

Michael H. Pete............................    56     President and Director
Leslie S. Robins...........................    63     Chairman of the Board, Executive Vice President and
                                                      Secretary
John J. Cousins............................    44     Vice President, Finance and Treasurer
Harold C. Herman...........................    75     Director
Richard A. Josephberg......................    54     Director

Key Employees
-------------
Garth W. Gobeli............................    71     Chief Scientist
Michael Harmon.............................    47     Senior Digital Design Engineer
Stephen Mills..............................    51     Senior Electronics Design Engineer
Gary Fuehrer...............................    32     Senior Software/Systems Architect


     Executive Officers and Directors

     Mr. Pete has been our president and a member of our Board of Directors since May 1996, and he served as our treasurer from May 1996 to July 2000. From July 1994 to May 1996, Mr. Pete served in the same capacities with our predecessor, PLZTech. From 1990 to 1994, Mr. Pete was president of SEES New Mexico Inc., working with federal research and development labs in Los Alamos and Sandia to create and implement information management systems. From 1982 to 1990, Mr. Pete was president of Phoenix Filtration Systems, and from 1979 to 1981, he was a technical management consultant in the Office of the Secretary for the United States Department of Energy. From 1977 to 1979, Mr. Pete was a project manager for the consulting firm of Booz, Allen and Hamilton, and from 1975 to 1977, he was office director of the Low Income Weatherization Federal Energy Administration in Washington, D.C. Mr. Pete has a B.A. from Williams
College and attended Stanford University Graduate School of Business and Political Science.

     Mr. Robins has been our executive vice president, secretary and chairman of our Board of Directors since May 1996, and from November 1992 to May 1996, he served in the same capacities with our predecessor, PLZTech. From November 1989 to November 1992, Mr. Robins was managing partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was executive vice president of Triton Productions Inc. From September 1978 to October 1987, Mr. Robins was managing partner of Longview Management, serving as investment manager for individuals in the entertainment industry. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

     Mr. Cousins joined us in June 1999 as vice president, finance, and he has been our treasurer since July 2000. From 1996 to 1999, Mr. Cousins was president of Terra Firm. From 1992 to 1996, Mr. Cousins was vice president of Lubarsky Group Inc., and from 1991 to 1992, he was vice president of Cimmaron Business Development Corporation. Mr. Cousins has a B.A. from Boston University, an M.B.A. from the Wharton School and a certificate in electronics technology from the Lowell Institute School at the Massachusetts Institute of Technology.

     Mr. Herman has been a member of our Board of Directors since December 1998. He is a member of the State Bar in New York and California. From 1980 to the present, Mr. Herman has been general partner of numerous limited partnerships owning commercial properties, including apartment complexes, shopping centers and malls, in the northeastern area of the United States. From 1969 to

1980, Mr. Herman was a senior partner of the law firm of Herman, Mcginnis and Kass, Esqs., located in New York City, handling business and legal matters relating to real estate, corporations and securities law. Mr. Herman has a B.S. in physics and B.E.E. in electrical engineering from City College of New York, an M.S. in applied mathematics from New York University and an L.L.D. from Brooklyn Law School.

     Mr. Josephberg has been a member of our Board of Directors since April 2000. From 1986 to the present, Mr. Josephberg has been a principal in the investment and merchant banking firm of Josephberg Grosz & Co., Inc. in New York City. From 1980 to 1984, Mr. Josephberg was a member of the New York Stock Exchange. He has a B.A. in business administration from the University of Cincinnati and has completed all the coursework towards an M.B.A. from Bernard Baruch College.

     Key Employees

     Dr. Gobeli joined us in November 1998 as chief scientist. From 1995 to 1998, he was employed by Complex Light Valve and TechMed. From 1993 to 1995, Dr. Gobeli was head of research for our predecessor, PLZTech, and from 1990 to 1992, he was a senior scientist at Foresight where he was responsible for the design, fabrication and testing of optics and illumination components. From 1989 to 1991, Dr. Gobeli was a principal at Chromex, where he designed and supervised the prototype manufacturing and marketing of imaging spectrographs. From 1987 to 1988, Dr. Gobeli was a scientist at CVI Laser, Inc., where he was responsible for developing and bringing to market a double beam spectrometer. Dr. Gobeli holds several patents and has secret clearance with the United States Department of Defense. Dr. Gobeli has a B.S. in physics from Rice University, an M.S. in physics from the University of Illinois, and a Ph.D. in physics from Purdue University.

     Mr. Harmon joined us in August 1998 as a senior digital design engineer. From 1991 to 1998, he worked for the University of Texas as a computer systems development specialist building equipment and systems for experimental and research applications. He co-founded and worked for Chromex, Inc. from 1988 to 1991, where he developed digital control electronics for next generation monochromator, FF-250, which was the core engine for one of the first Rhaman scattering spectrographs ever marketed. From 1985 until 1988 he worked for CVI Laser Corp where he developed an in-house monochromator optics instrument, Digichrom 240, that was subsequently marketed as a research instrument and is still selling well. Mr. Harmon graduated from the University of Texas at Arlington with a B.S. in electrical engineering and a minor in computer science.

     Mr. Mills joined us in August 1998 as a senior electronics design engineer. From 1990 to 1998, he worked as a consulting engineer for Linear Solutions where he designed and prototyped all of the electronic circuitry incorporated in a new portable spectrophotometer. During his employment with Linear Solutions he designed low noise preamplifiers, precision current source, synchronous detector, and other signal processing circuitry. Mr. Mills graduated from the University of New Mexico with a B.S. in electrical engineering in 1987.

     Mr. Fuehrer joined us in February 2000 as a senior software developer to provide the needed skills in computer hardware, operating systems, and programming. From 1990 to 2000, he was the lead applications architect at Science and Engineering Associates, Inc. where he was the principal consultant on the design for software projects, including the development of the administrator console for Microsoft's Systems Management Server. He is currently nearing the completion of his Master's Degree in computer science at the University of New Mexico where he previously graduated with a B.A. in mathematics with a minor in physics.

     Board of Directors

     Our Board of Directors currently has four members, who are elected at each annual meeting of stockholders to serve from the time of election and qualification until the next annual meeting of stockholders or such time at which their successors are elected and qualified.

     Directors' Compensation

     Our non-employee directors are paid annual compensation of $1,500 for their services and a fee of $1,500 for each meeting attended. Our officers who are directors are not paid any directors fees. Our non-employee directors are also eligible to receive stock option grants under the 1999 Incentive Stock Option Plan, pursuant to which all such grants are being treated as non-qualified stock options because our stockholders did not approve such plan within twelve months of its being adopted by our Board of Directors. Pursuant to the 1999 Incentive Stock Option Plan, Mr. Herman received a grant of an option to purchase 150,000 shares of common stock in January 1999, which vested over a one-year period, that he exercised in full in March 2000 at an exercise price of $0.09 per share. Mr. Herman received a warrant to purchase 350,000 shares of common stock in June 1999 at an exercise price of $0.15 per share, which vested immediately. Mr. Herman received an additional warrant for 250,000 shares of common stock in August 2000 at an exercise price of $0.41 per share. Mr. Herman received a grant of an option to purchase an additional 225,000 shares of common stock in October 2000 at an exercise price of $0.34 per share, which vested immediately. Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G Partners LP, which owns a 100% interest in J.G. Capital, Inc. However, Mr. Josephberg disclaims beneficial ownership of these securities issued to J.G. Capital, Inc.

     Limitations on Directors' Liabilities and Indemnification

     Our articles of incorporation provides that, except to the extent prohibited by Nevada law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty unless the breach related to acts or omissions involving intentional misconduct, fraud, or a knowing violation of law. Each of our directors will be liable under Nevada law for breach of the director's duty of loyalty to us for acts or omissions that are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Nevada law. This limitation of liability also does not apply to our directors' liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relieve or rescission.

     Our articles of incorporation provide that we may indemnify our directors and officers to the fullest extent permitted by Nevada law. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our articles of incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have also secured liability insurance on behalf of our directors and officers.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information concerning compensation earned by our chief executive officer and our other executive officers.


                                                  Annual Compensation               Long Term Compensation
                                            ------------------------------    --------------------------------
                                                                                                    Securities
     Name and Principal                                     Other Annual      Restricted Stock      Underlying
         Position                   Year     Salary($)     Compensation($)        Awards($)           Options
  ----------------------------     ----     ----------     ---------------    ----------------      ----------

  Michael Pete................     2000     38,700              --                        --           275,000
     President, Treasurer and      1999     36,000              --                     7,350           800,000
     Director                      1998     30,000              --                        --                --
  Leslie S. Robins............     2000     82,830           8,986(1)                                4,850,000
     Chairman of the Board,        1999    109,340           7,352(1)                131,915         5,000,000
     Executive Vice President      1998     67,600           2,448(1)                     --                --
     and Secretary
  John J. Cousins(2)..........     2000     95,072              --                        --           400,000
     Vice President Finance        1999     41,495              --                     3,375           300,000

  -------------------
(1)  Represents the amount of an automobile lease for the benefit of Mr. Robins.

(2)  Mr. Cousins was not an employee of Advanced Optics prior to 1999.

     Employment Agreements

     Mr. Cousins entered into an employment agreement with us for an initial period of employment with us for two years with a one-year renewal option. The agreement provides that Mr. Cousins will receive an annual base salary, net of federal and state taxes, of $60,000 in the first year, $75,000 in the second year, and $94,000 in the option year.

Stock Options

     1999 Incentive Stock Option Plan

     In January 1999, our Board of Directors adopted the 1999 Incentive Stock Option Plan, which provides for the grant of qualified incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, but such plan was not approved by our stockholders within twelve months. Thus, incentive stock options granted to our officers and key employees are being treated as non-qualified stock options. The 1999 Incentive Stock Option Plan is administered by our Board of Directors. The purpose of the 1999 Incentive Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The 1999 Incentive Stock Option Plan authorizes the grant of stock options to purchase, and awards of, an aggregate of up to 10,000,000 shares of our Common Stock. The number of shares reserved for issuance under the 1999 Incentive Stock Option Plan is governed by anti-dilution provisions for stock splits, stock dividends and similar events. If a stock option granted under the 1999 Incentive Stock Option Plan expires or terminates, or a grant is forfeited, the shares subject to any unexercised portion of such stock option grant will again become available for the issuance of further stock options under such plan.

     Options granted under the 1999 Incentive Stock Option Plan will become exercisable according to the terms of the grant made by our Board of Directors. Grants will be governed by the terms and restrictions of the award made by our Board of Directors. Our Board of Directors has discretionary authority to select participants from among eligible persons and to determine at the time a stock option is granted when and in what increments shares covered by such stock option may be purchased.

     The exercise price of any stock option granted under the 1999 Incentive Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (3) by such other consideration as our Board of Directors deems appropriate or (5) by any combination of the foregoing.

     Our Board of Directors may from time to time revise or amend the 1999 Incentive Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding grant without such participant's consent or may, without stockholder approval, increase the number of shares governed by the 1999 Incentive Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or grants under such plan, materially increase the benefits accruing to participants under such plan or extend the maximum option term under such plan.

     As of April 20, 2001, non-qualified stock options to purchase 5,825,000 shares have been granted at exercise prices ranging from $.09 to $.34 per share pursuant to the 1999 Incentive Stock Option Plan. Of these stock options, Harold Herman exercised options for 150,000 shares at an exercise price of $.09 per share in March 2000, and Leslie Robins exercised options for 1,000,000 shares, 450,000 shares and 400,000 shares, each at an exercise price of $.12 per share in June 2000, August 2000 and September 2000, respectively, in exchange for promissory notes for $120,000, $54,000 and $48,000, respectively, each with an annual interest rate of 10% due quarterly and the principal due in three years. None of the other options have been exercised. As of April 20, 2001, 4,175,000 shares remained available for future grants under the 1999 Incentive Stock Option Plan. Unless previously terminated by the Board of Directors, no options may be granted under the 1999 Incentive Stock Option Plan after January 3, 2009.

Option Grants

     The following table provides summary information regarding stock options and warrants granted to our chief executive officer and other executive officers during the fiscal year ended 1999. We granted options for an aggregate of 5,025,000 shares to our officers and key employees under the 1999 Incentive Stock Option Plan (not including 450,000 shares underlying options granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant. This includes options to purchase 2,475,000 shares that were granted in exchange for the cancellation of options to purchase 2,475,000 shares with a higher per share exercise price that had been previously granted during the fiscal year ended December 31, 2000. We granted warrants for an aggregate of 3,050,000 shares (not including 375,000 shares underlying warrants granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant.

                                                             Options Granted in 2000
                                                                Individual Grants
                             -----------------------------------------------------------------------------------
                                  Number of
                                 Securities          Percent of Total
                             Underlying Options     Options Granted in      Exercise Price
 Name                              Granted          Fiscal 2000 (%)(1)        ($/Share)          Expiration Date
------------------------     ------------------     ------------------      --------------       ---------------
 Michael Pete...........           150,000(2)              1.9                   0.70                  1/26/04
 Michael Pete...........           125,000(2)              1.5                   0.74                   6/6/04
 Michael Pete...........           275,000                 3.4                   0.34                 10/17/04
 Leslie Robins..........         1,000,000(2)             12.4                   0.70                  1/26/04
 Leslie Robins..........           900,000(2)             11.1                   0.74                   6/6/04
 Leslie Robins..........         2,000,000                24.8                   0.37                   8/8/05
 Leslie Robins..........           950,000                11.8                   0.34                 10/16/05
 Leslie Robins..........         1,900,000                23.5                   0.34                 10/17/04
 John Cousins...........           150,000(2)              1.9                   0.70                  1/26/04
 John Cousins...........           150,000(2)              1.9                   0.74                   6/6/04
 John Cousins...........           100,000                 1.2                   0.34                 10/16/05
 John Cousins...........           300,000                 3.7                   0.34                 10/17/04

----------------
(1) The percentage is calculated based on the combined total of options and warrants granted to officers and key employees (including the options to purchase 2,475,000 shares that were granted in October 2000 and the previously granted options that these were intended to replace) during the fiscal year ended December 31, 2000.
(2) Represents options that were granted and subsequently cancelled in exchange for the grant of the same number of new options at a lower per share exercise price during the fiscal year ended December 31, 2000.

Option Exercises and Holdings

     The following table provides summary information concerning the shares of common stock represented by outstanding stock options and warrants held by our chief executive officer and other executive officers as of December 31, 2000. Except as noted, options vest periodically over the term of one year as follows:
35% vests 90 days after the grant date, 25% vests 180 days after the grant date, 20% vests 270 days after the grant date and the remaining 20% vests 360 days after the grant date. Options, which were granted in October 2000 to purchase 2,475,000 shares of common stock, and warrants vested immediately in full on the grant date.

                             Year-End Option Values


                                                Number of Securities Underlying          Value of Unexercised
                    Shares                            Unexercised Options                In-the-Money Options
                  Acquired on       Value              December 31, 2000                 December 31, 2000(1)
Name             Exercise (#)   Realized ($)   Exercisable (#)  Unexercisable (#)  Exercisable($)  Unexercisable($)
----             ------------   ------------   ---------------  -----------------  --------------  ----------------
Michael Pete...        --            --          1,075,000           --                66,000           --
Leslie Robins..    1,850,000      166,500        8,000,000           --               193,500           --
John Cousins...        --            --            700,000           --                18,000           --

-----------------
(1) The value of the unexercised "in-the-money" options and warrants is based on the fair market value of $.21 per share as of December 31, 2000 minus the exercise price, multiplied by the numbers of shares underlying the option or warrant, as the case may be.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.

     Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section 16(a), except that Mr. Pete filed two reports late with respect to ten transactions, Mr. Robins filed two reports late with respect to twenty-four transactions, Mr. Cousins filed two reports late with respect to twenty-one transactions, Mr. Josephberg filed two reports late with respect to three transactions, and a former director who resigned in November 1998 and also was a 10% stockholder is no longer available and never filed any reports.

                              CERTAIN TRANSACTIONS

     In June 2000, we issued to Leslie Robins, our chairman of the board, executive vice president and secretary, 1,000,000 shares of common stock as the result of exercising options with an exercise price of $0.12 in exchange for a promissory note in the principal amount of $120,000. The note bears interest at 10% per annum due quarterly and the principal is due in June 2003. In August 2000, we issued to Mr. Robins 450,000 shares of common stock as the result of exercising options with an exercise price of $0.12 in exchange for a promissory note in the principal amount of $54,000. The promissory note bears interest at 10.0% per annum due quarterly and the principal is due in August 2003. In September 2000, we issued to Mr. Robins 400,000 shares of common stock as the result of exercising options with an exercise price of $0.12 in exchange for a promissory note in the principal amount of $48,000. The promissory note bears interest at 10.0% per annum due quarterly and the principal is due in September 2003.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock on April 20, 2001 by (i) each of our directors, (ii) each of our executive officers, (iii) each person known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. Each of such persons can be contacted at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the effective date of this offering are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person. To our knowledge, except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

     The percentage of total voting power is calculated assuming all issued convertible notes and warrants outstanding were converted into 14,941,636 shares of common stock (excluding warrants granted to our directors and officers to purchase 7,275,000 shares of common stock) resulting in 76,869,811 shares of common stock outstanding on April 20, 2001. 76,869,811 shares of common stock will be outstanding immediately following the completion of this offering.



                                                                                               Percentage of Shares
                                                                                                Beneficially Owned
                                                                                             ---------------------------
                                                         Number of Shares Beneficially          Before            After
              Name of Beneficial Owner                               Owned                     Offering         Offering
----------------------------------------------------     -----------------------------       ------------       --------
Leslie Robins.......................................              14,614,395(1)                  19.0%            19.0%
Michael Pete........................................               1,289,524(2)                   1.7              1.7
John Cousins........................................                 850,000(3)                   1.1              1.1
Harold Herman.......................................                 975,000(4)                   1.3              1.3
Richard Josephberg..................................                      --(5)                    --               --
Abraham Grin........................................               5,681,818(6)                   7.4              7.4
All directors and executive officers as a group (5                17,728,919(7)                  23.1%            23.1%
persons)

------------------
(1) Includes 2,050,000 shares of common stock issuable upon exercise of options that are currently exercisable and 5,950,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.

(2) Includes 575,000 shares of common stock issuable upon exercise of options that are currently exercisable and 500,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(3) Includes 600,000 shares of common stock issuable upon exercise of options that are currently exercisable and 100,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(4) Includes 225,000 shares of common stock issuable upon exercise of an option that is currently exercisable and 600,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(5) Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc. Mr. Josephberg disclaims beneficial ownership of those securities issued to J.G. Capital, Inc.

(6) Includes beneficial ownership of the following numbers of shares that may be acquired, which are underlying $500,000 of 8% convertible notes:
     1,704,545 shares by Keshet Fund L.P., a limited partnership of which Keshet Mangement, Inc. is the general partner; 1,988,636 shares by Keshet L.P., a limited partnership of which Keshet Management, Inc. is the general partner; 1,136,364 shares by Nesher Ltd., a corporation owned by Mr. Grin; and 852,273 shares by Talbiya B. Investments Ltd., a corporation owned by Mr. Grin.

(7) Includes 3,450,000 shares of common stock issuable upon exercise of options that are currently exercisable and 7,150,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.

                          DESCRIPTION OF CAPITAL STOCK

     Upon the closing of this offering, we will be authorized to issue 150,000,000 shares of common stock, $.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our articles of incorporation and bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

     As of April 20, 2001, assuming the conversion of all outstanding convertible notes and warrants (excluding warrants granted to our directors and officers to purchase 7,275,000 shares of common stock), there were 76,869,811 shares of common stock outstanding, which were held of record by approximately 13,100 stockholders. In addition, as of April 20, 2001, there were 7,275,000 shares underlying outstanding warrants granted to our directors and officers and 3,825,000 shares of common stock underlying outstanding employee stock options. Upon completion of this offering, there will be 76,869,811 shares of common stock outstanding, assuming no exercise of outstanding warrants granted to our directors and officers and employee stock options.

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up of Advanced Optics, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

Convertible Notes

     There are 8% convertible notes in the aggregate amount of $500,000, which may be converted into shares of our common stock, that were sold and issued to four investors who are selling stockholders. The issuance of the notes and the sale of the shares of common stock by these four selling stockholders are pursuant to a convertible note purchase agreement dated as of September 15, 2000 that we entered into with such selling stockholders, which is included as an exhibit to the registration statement of which this prospectus forms a part. We agreed to register the shares of common stock underlying these convertible notes. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. Certain terms and conditions of the convertible note purchase agreement regarding additional obligations of the four selling stockholders have been waived pursuant to an agreement dated as of April 12, 2001, which is also included as an exhibit to the registration statement of which this prospectus forms a part.

     There are 7 1/2% convertible notes in the aggregate amount of $740,667, which may be converted into shares of our common stock, that were sold and issued to two investors who are selling stockholders. Of this amount, we have received funds for a total of $710,000, and $30,667 represents accrued interest on previous private fundings that were rolled into the aggregate amount of the notes. The issuance of the notes and the sale of the shares of common stock by these two selling stockholders are pursuant to securities purchase agreements dated as of November 7, 2000 that we entered into with each such selling stockholder, which are included as exhibits to the registration statement of which this prospectus forms a part. We agreed to register the shares of common stock underlying these convertible notes. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. The two selling stockholders have taken the position that due to the fact that we did not file this registration statement by a deadline specified in the securities purchase agreements, they are not obligated to comply with certain terms and conditions of these agreements regarding the purchase of additional convertible notes.

Warrants

     As of April 20, 2001, there were outstanding warrants to purchase 571,000 shares of common stock that had been issued to the selling stockholders relating to the sale of the convertible notes and 7,275,000 warrants with exercise prices ranging from $.15 to $.41 per share to purchase shares of our common stock had been issued to our officers and directors.

     Pursuant to the sale and issuance of the convertible notes to the selling stockholders, we issued to the selling stockholders warrants to purchase 500,000 shares of our common stock at an exercise price of $.38 per share, warrants to purchase 55,000 shares of our common stock at an exercise price of $1.62 per share and warrants to purchase 16,000 shares at an exercise price of $.43 per share. The holders of the warrants are entitled to certain rights with respect to the registration of the shares of common stock upon exercise of the warrants under the Securities Act of 1933.

Anti-takeover Effects of Provisions of Nevada Law

     Certain provisions of Nevada law could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent if an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

     We are governed by Sections 78.411 -- 78.444 of the Nevada Revised Statutes, which are anti-takeover laws. In general, Sections 78.411 -- 78.444 prohibit a publicly held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless, with exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Oxford Transfer & Registrar.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have outstanding 76,869,811 shares of common stock that will be freely tradable without restriction or further registration under the Securities Act of 1933, which assumes

     o the conversion of all of our issued convertible notes and warrants outstanding as of April 20, 2001 into an aggregate of 14,941,636 shares of common stock upon the completion of this offering;

     o the issuance of 14,941,636 shares of common stock offered by the selling stockholders; and


     o no exercise of outstanding warrants granted to our directors and officers or stock options granted to our employees and directors.

Rule 144

     All of the 14,941,636 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding an additional 51,921,392 shares of common stock held by existing stockholders that were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. In addition, holders of stock options could exercise such options and sell certain of the shares issued upon exercise as described below. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

     In general, under Rule 144 as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

     o    1% of the  number of shares of common  stock then  outstanding,  which
          will  equal  approximately   768,698  shares  immediately  after  this
          offering; or

     o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling stockholders will be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

Resale of Shares Underlying Stock Options and Warrants

     As of April 20, 2001, there were a total of 3,825,000 shares of common stock reserved for issuance and underlying outstanding options under our 1999 Incentive Stock Option Plan, of which options were vested to purchase 1,095,000 shares of common stock. An additional 4,175,000 shares of common stock are reserved for issuance under our 1999 Incentive Stock Option Plan. We may file a registration statement on Form S-8 under the Securities Act of 1933 covering the shares that have been reserved for issuance under our 1999 Incentive Stock Option Plan, permitting the resale of such shares in the public market.

     As of April 20, 2001, there were outstanding warrants to purchase 7,846,000 shares of common stock, including warrants issued to our officers and directors to purchase 7,275,000 shares of common stock.

                            THE SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. None of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates except as described below. The term "selling shareholders" also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 14,941,636 shares offered in this prospectus include the following:

     o 5,681,818 shares of common stock issued upon conversion of convertible notes in the aggregate amount of $500,000 sold and issued to Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd.;

     o 500,000 shares of common stock issued upon exercise of warrants at $0.38 per share which were issued to Alon Enterprises Ltd.;

     o 8,688,818 shares of common stock issued upon conversion of convertible notes in the aggregate amount of $740,667 sold and issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.;

     o 55,000 shares of common stock issued upon exercise of warrants at $1.62 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.; and

     o 16,000 shares of common stock issued upon exercise of warrants at $0.43 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.


                                                                                     Number of        Percentage of
                                                  Number                               Shares        Class of Shares
                                                  Shares           Number of        Beneficially      Beneficially
                                               Beneficially       Shares Being        Owned on          Owned on
                                              Owned Prior to     Offered by the    Completion of      Completion of
  Name of Selling Stockholder                 This Offering       Stockholder      this Offering      this Offering
------------------------------------          --------------     --------------    -------------     ---------------

Keshet Fund L.P. (1)
Ragnall House                                   1,704,545          1,704,545             0                 0%
18 Peel Road
Douglan, Isle of Man

Keshet L.P. (1)
Ragnall House                                   1,988,636          1,988,636             0                 0%
18 Peel Road
Douglan, Isle of Man



                                                                                     Number of        Percentage of
                                                  Number                               Shares        Class of Shares
                                                  Shares           Number of        Beneficially      Beneficially
                                               Beneficially       Shares Being        Owned on          Owned on
                                              Owned Prior to     Offered by the    Completion of      Completion of
  Name of Selling Stockholder                 This Offering       Stockholder      this Offering      this Offering
------------------------------------          --------------     --------------    -------------     ---------------

Nesher Ltd. (2)
Ragnall House                                   1,136,364          1,136,364             0                 0%
18 Peel Road
Douglan, Isle of Man

Talbiya B. Investments Ltd. (2)
Ragnall House                                     852,273            852,273             0                 0%
18 Peel Road
Douglan, Isle of Man

Alon Enterprises Ltd. (3)
Ragnall House                                     500,000            500,000             0                 0%
18 Peel Road
Douglan, Isle of Man

Triton Private Equities Fund, L.P. (4)
225 North Market Street, Suite 220              5,531,423          5,531,423             0                 0%
Wichita, Kansas 87202

RFL Asset Management, LLC (5)
c/o Levinson Capital Management, LLC            3,157,395          3,157,395             0                 0%
2 World Trade Center, Suite 1820
New York, New York 10048

------------
(1) Limited partnership of which Keshet Management, Inc. is the general partner, that is beneficially owned by Abraham Grin.
(2)  Corporation that is beneficially owned by Abraham Grin.
(3)  Corporation that is beneficially owned by Shmuel Elmaklas.
(4)  Limited partnership that is beneficially owned by John Tousche.
(5)  Limited liability corporation that is beneficially owned by Sam Levinson.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will, however, receive $285,799 if the warrants are exercised. We have agreed to bear certain expenses incurred with the registration of the shares being offered and sold by the selling stockholders, estimated to be $165,000.

                              PLAN OF DISTRIBUTION

     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to the agreements by the selling stockholders described above, the selling stockholders may sell the shares from time to time at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

     The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers who act in connection with the sale of their shares shall be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

     We have advised the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of the common stock.

     We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and any of their affiliates. The selling stockholders have advised us that during the time the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

o not engage in any stabilization activity in connection with any of the shares;

o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

     In the absence of this registration statement, the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

     Under Section 16 of the Securities Exchange Act of 1934, executive officers, directors, and 10% or greater stockholders of Advanced Optics will be liable to us for any profit realized from any purchase and sale, or any sale and purchase, of common stock within a period of less than six months.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP, Los Angeles, California.

                                     EXPERTS

     Atkinson & Co., Ltd., independent auditors, audited our consolidated financial statements at December 31, 2000, and for the year ended December 31, 2000, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report given upon their authority as experts in accounting and auditing.

                         CHANGE IN INDEPENDENT AUDITORS

     In January 2001, we decided to replace Neff & Ricci LLP as our independent auditors with Atkinson & Co., Ltd. Our board of directors approved the decision to change independent auditors. We had no disagreements with Neff & Ricci LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during our two most recent fiscal years prior to our change in independent auditors which, if not resolved to the satisfaction of Neff & Ricci LLP, would have caused them to make reference to the matter in their report.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and web site of the Securities and Exchange Commission referred to above.

                        ADVANCED OPTICS ELECTRONICS INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                              Page

Report of Independent Certified Public Accountants, dated February 23, 2001..............     F-2

Report of Independent Certified Public Accountants, dated February 18, 2000..............     F-3

Report of Independent Certified Public Accountants, dated March 12, 1999.................     F-4

Report of Independent Certified Public Accountant, dated February 5, 1998................     F-5

Balance Sheet as of December 31, 2000....................................................     F-6

Statements of Operations for the Years Ended December 31, 2000 and 1999 and the
Period from May 22, 1996 (Inception) F-7 through December 31,
2000.....................................................................................

Statement of Changes in Stockholders' Equity for the Period from May 22, 1996
(Inception) through December 31, 2000                                                         F-8

Statements of Cash Flows for the Years Ended December 31, 2000 and 1999 and the
Period from May 22, 1996 (Inception) F-9 through December 31,
2000.....................................................................................

Notes to Financial Statements............................................................    F-11


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Advanced Optics Electronics, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Advanced Optics Electronics, Inc. (A Development Stage Company), as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Advanced Optics Electronics, Inc. as of December 31, 1999, and for the year ended December 31, 1999, and for the 1996, 1997, 1998 and 1999 portions of the period from inception (May 22, 1996) through December 31, 1999, were audited by other auditors whose reports dated February 18, 2000 and February 5, 1998 expressed unqualified opinions on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. (A Development Stage Company) as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the 2000 portion of the period from Inception (May 22, 1996) through December 31, 2000, in conformity with generally accepted accounting principles.



                                                            Atkinson & Co., Ltd.

Albuquerque, New Mexico
February 23, 2001

NEFF & RICCI LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110


                          Independent Auditors' Report


Board of Directors
Advanced Optics Electronics, Inc.


We have audited the balance sheet of Advanced Optics Electronics, Inc. (a development stage company) as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the 1996 and 1997 portion of the period from May 22, 1996 (inception) through December 31, 1999, were audited by other auditors whose report dated February 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

Albuquerque, New Mexico


/s/ Neff & Ricci LLP

February 18, 2000

NEFF & RICCI LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110
NEFF & RICCI LLP


                          Independent Auditors' Report


Board of Directors
Advanced Optics Electronics, Inc.


We have audited the balance sheet of Advanced Optics Electronics, Inc. (a development stage company) as of December 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended and for the 1998 portion of the period from May 22, 1996 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Advanced Optics Electronics, Inc. for the year ended December 31, 1997, and for the 1996 and 1997 portion of the period from May 22, 1996 (inception) through December 31, 1998, were audited by other auditors whose report dated February 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended and for the 1998 portion of the period from May 22, 1996 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.



/s/ Neff & Ricci LLP

Albuquerque, New Mexico
March 12, 1999

                        REPORT OF INDEPENDENT ACCOUNTANT


I have audited the accompanying balance sheet of Advanced Optics, Inc. (a Nevada corporation) as of December 31, 1997 and 1996 and the related statements of income, cash flow, and changes in shareholders equity for the year ended December 31, 1997 and for the period from inception (May 22, 1996) through December 31, 1996. These statements are the responsibility of Advanced Optics Electronics, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit also includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believer that my audit of the financial statements provide a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1997 and 1996 and the results of operations and cash flows for the year ended December 31, 1997 and for the period from inception (May 22, 1996) through December 31, 1996 in conformity with generally accepted accounting principles.


/S/  Athena L. McDevitt
------------------------
Athena L. McDevitt
Albuquerque, New Mexico

February 5, 1998

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                               $          409,287
  Certificates of deposit                                                            107,426
  Costs and estimated earnings in excess of
    billings on uncompleted contract                                                 672,872
                                                                          ------------------
          Total current assets                                                     1,189,585
                                                                          ------------------
PROPERTY AND EQUIPMENT, net                                                          259,175
                                                                          ------------------
DEFERRED TAX ASSET                                                                   643,200
                                                                          ------------------
OTHER ASSETS
  Intangible assets, net                                                             318,727
  Investment in Bio Moda, Inc.                                                       207,335
  Other assets                                                                        74,042
  Note receivable from officer and shareholder                                        44,493
                                                                          ------------------
          Total other assets                                                         644,597
                                                                          ------------------
          Total assets                                                    $        2,736,557
                                                                          ==================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                         $         198,186
  Accrued liabilities                                                                 18,040
  Current portion of long-term obligations                                            49,799
  Allowance for loss on contract                                                      92,382
                                                                           -----------------
          Total current liabilities                                                  358,407
                                                                           -----------------
LONG-TERM PORTION OF LONG-TERM
  DEBT AND CAPITAL LEASE OBLIGATION                                                   48,080

CONVERTIBLE DEBENTURES                                                             1,215,677

STOCKHOLDERS' EQUITY
  Capital stock - Preferred Series A, 7.5% cumulative, convertible into common stock at a rate determined by dividing the purchase price of the preferred shares by the conversion price of the common stock;
    $.001 par value; authorized 10,000,000 shares, no shares
    issued or outstanding                                                                 --
  Common stock - Authorized 150,000,000 shares, $.001
    par value; 61,928,175 shares issued and 61,863,075
    shares outstanding                                                                61,928
  Additional paid-in capital                                                       8,322,586
  Deficit accumulated during the development stage                                (7,022,120)
  Treasury stock, at cost                                                            (54,574)
   Notes receivable from officer for exercise of stock options                      (193,427)
                                                                           -----------------
          Total stockholders' equity                                               1,114,393
                                                                           -----------------
          Total liabilities and stockholders' equity                       $       2,736,557
                                                                           =================






   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000



                                                                                                    May 22, 1996
                                                                                                     (Inception)
                                                                                                       Through
                                                                                                    December 31,
                                                               2000                  1999                2000
                                                       ----------------     -----------------     ----------------
Revenues
  Contract revenue                                     $        202,200     $         310,345     $        762,745
Costs and expenses
  General and administrative                                  2,340,179             1,952,600            4,912,914
  Contract costs                                                586,383               468,221            1,327,744
  Research and development                                      732,029               239,029            1,160,176
                                                       ----------------     -----------------     ----------------
          Total costs and expenses                            3,658,591             2,659,850            7,400,834
                                                       ----------------     -----------------     ----------------
Operating loss                                               (3,456,391)           (2,349,505)          (6,638,089)
                                                       ----------------     -----------------     ----------------
Other income (expenses)
  Interest income                                                18,614                10,865               30,330
  Gain (loss) on marketable
    equity securities                                             4,191               (26,684)             (29,368)
Other investment gains                                           59,784                    --               59,784
  Loss on Bio Moda, Inc.                                             --              (108,086)            (176,510)
Loss on disposal of assets                                      (10,306)                   --              (10,306)
  Interest expense                                             (459,027)             (189,374)            (655,462)
                                                       ----------------     -----------------     ----------------
          Total other expenses                                 (386,744)             (313,279)            (781,532)
                                                       ----------------     -----------------     ----------------
          Net loss before cumulative effect of
            change in accounting principle                   (3,843,135)           (2,662,784)          (7,419,621)
                                                       ----------------     -----------------     ----------------
Cumulative effect of change in
  accounting principle                                             -                  (63,020)             (63,020)
Provision for income tax benefit                                643,200                  -                 643,200
                                                       ----------------     -----------------     ----------------
          Net loss                                     $     (3,199,935)    $      (2,725,804)    $     (6,839,441)
                                                       ================     =================     ================
Net loss per share before cumulative effect
  of change in accounting principle                    $          (.055)    $           (.070)    $          (.247)
Cumulative effect of change in
  accounting principle                                               --                 (.002)               (.002)
                                                       ----------------     -----------------     ----------------
Net loss per share                                     $          (.055)    $          (0.072)    $          (.249)
                                                       ================     =================     ================
Weighted average shares outstanding                          58,029,724            37,809,084           27,649,615
                                                       ================     =================     ================







   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  For the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                      Common Stock       Preferred Stock      Treasury Stock                Equity
                                 --------------------  -----------------   -----------------               (Deficit)     Notes
                                                                                              Additional   During the  Receivable
                                                Par                Par                         Paid-In    Development    From
                                   Shares      Value   Shares     Value     Shares     Cost    Capital       Stage      Officer
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, May 22, 1996                    --   $    --      --    $              --    $   --  $       --  $        --    $    --
Stock issued to incorporators       500,000       500      --        --         --        --      24,500           --         --
for cash
Stock issued for the net          4,500,000     4,500      --        --         --        --     281,096           --         --
assets of PLZ Tech, Inc.
Net loss                                 --        --      --        --         --        --          --      (76,902)        --
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, December 31, 1996        5,000,000     5,000      --        --         --        --     305,596      (76,902)        --
Stock issued in public            2,281,212     2,281      --        --         --        --     362,720           --         --
offering

Net loss                                 --        --      --        --         --        --          --      (84,690)        --
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, December 31, 1997        7,281,212     7,281      --        --         --        --     668,316     (161,592)        --
Stock issued for cash             10,979,275   10,979      --        --         --        --   1,281,728           --         --
Stock issued for services         2,751,000     2,751      --        --         --        --     293,719           --         --
Stock issued in exchange for        315,000       315      --        --         --        --      28,685           --         --
note receivable
Purchase and retirement of         (472,200)     (472)     --        --         --        --     (39,913)          --         --
treasury stock
Net loss                                 --        --      --        --         --        --          --     (752,111)        --
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, December 31, 1998       20,854,287    20,854      --        --         --        --   2,232,535     (913,703)        --
Stock issued for cash             8,681,624     8,682      --        --         --        --     855,101           --         --
Stock issued for services        17,094,313    17,094      --        --         --        --   1,469,320           --         --
Intrinsic value of beneficial
conversion feature of notes              --        --      --        --         --        --     174,610           --         --
payable
Fair value of warrants                   --        --      --        --         --        --     125,000           --         --
related to notes payable
Purchase and retirement of         (489,251)     (489)     --        --         --        --     (10,643)          --         --
treasury stock
Purchase of treasury stock               --        --      --        --   (229,000)  (41,760)         --           --         --
Sale of treasury stock                   --        --      --        --     85,000    11,130      24,334           --         --
Net loss                                 --        --      --        --        --         --          --   (2,725,804)        --
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, December 31, 1999       46,140,973    46,141      --        --    144,000)  (30,630)  4,870,257   (3,639,507)        --
Stock issued for cash               782,000       782     710         1         --        --   1,012,710           --         --
Stock issued for services         3,955,202     3,955      --                   --        --   1,726,197           --         --
Purchase of treasury stock               --        --      --        --    (63,500)  (46,486)         --           --         --
Sale of treasury stock                   --        --      --        --    142,400    22,542      54,771           --         --
Exercise of stock options for     1,850,000     1,850      --        --         --        --     220,150           --   (193,427)
notes receivable
Amortization of discount on              --        --      --        --         --        --     159,677           --         --
convertible preferred stock
Exercise of preferred stock       9,200,000     9,200      --        --         --        --     533,678           --         --
conversion feature
Issuance of convertible                  --        --      --        --         --        --     263,830           --         --
debentures
Exchange of preferred stock              --        --    (710)       (1)        --        --    (417,101)    (224,678)        --
for convertible debentures
                                         --        --      --        --         --        --    (101,583)      42,000         --
Net loss                                 --        --      --        --         --        --          --   (3,199,935)        --
                                 ----------   -------  ------    ------    -------  --------  ----------  -----------  ---------
Balance, December 31, 2000       61,928,175   $61,928      --    $   --    (65,100) $ 54,574) $8,322,586  $(7,022,120) $(193,427)
                                 ==========   =======  ======    ======    =======  ========  ==========  ===========  =========



                                       Total
                                   Stockholder
                                      Equity
                                   ----------
Balance, May 22, 1996              $       --
Stock issued to incorporators          25,000
for cash
Stock issued for the net              285,596
assets of PLZ Tech, Inc.
Net loss                              (76,902)
                                   ----------
Balance, December 31, 1996            233,694
Stock issued in public                365,001
offering

Net loss                              (84,690)
                                   ----------
Balance, December 31, 1997            514,005
Stock issued for cash               1,292,707
Stock issued for services             296,470
Stock issued in exchange for           29,000
note receivable
Purchase and retirement of            (40,385)
treasury stock
Net loss                             (752,111)
                                   ----------
Balance, December 31, 1998          1,339,686
Stock issued for cash                 863,783
Stock issued for services           1,486,414
Intrinsic value of beneficial
conversion feature of notes           174,610
payable
Fair value of warrants                125,000
related to notes payable
Purchase and retirement of            (11,132)
treasury stock
Purchase of treasury stock            (41,760)
Sale of treasury stock                 35,464
Net loss                           (2,725,804)
                                   ----------
Balance, December 31, 1999          1,246,261
Stock issued for cash               1,013,493
Stock issued for services           1,730,152
Purchase of treasury stock            (46,486)
Sale of treasury stock                 77,313
Exercise of stock options for          28,573
notes receivable
Amortization of discount on           159,677
convertible preferred stock
Exercise of preferred stock           542,878
conversion feature
Issuance of convertible               263,830
debentures
Exchange of preferred stock          (641,780)
for convertible debentures
                                      (59,583)
Net loss                           (3,199,935)
                                   ----------
Balance, December 31, 2000         $1,114,393
                                   ==========




   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000



                                                                                                            May 22, 1996
                                                                                                             (Inception)
                                                                                                               Through
                                                                                                             December 31,
                                                                       2000                  1999                2000
                                                              ----------------     -----------------     ----------------
Cash flows from operating activities
  Net loss                                                    $     (3,199,935)    $      (2,725,804)    $     (6,847,695)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
      Provision for deferred tax asset                                (643,200)                 --               (643,200)
      Intrinsic value of conversion features                           466,728                  --                466,728
      Depreciation                                                      80,572                87,755              275,098
      Amortization                                                      26,747                  --                 26,747
      Write-off of organization costs                                     --                  63,020               63,020
      Amortization of discounts on
        convertible notes                                              159,677               135,532              295,209
      (Gain) loss on marketable securities                              (4,191)               26,684               29,368
      Loss on disposal of assets                                        10,306                  --                 10,306
      Loss on Bio Moda, Inc.                                              --                 108,086              176,510
      Issuance of common stock for services                          1,730,152             1,486,414            3,513,036
      Issuance of notes for services                                      --                  50,000               50,000
      Increase (decrease) in excess of costs and earnings
        over billings on uncompleted contract                         (112,327)             (310,345)            (672,872)
      Increase (decrease) in other receivables                            --                 (22,477)             (79,874)
      Increase (decrease) in inventory                                    --                 (35,293)             (35,293)
      Increase (decrease) in allowance for loss
        on contract                                                     20,837                71,545               92,382
      Increase (decrease) in accrued liabilities
        and accounts payable                                           135,846                44,967              224,479
      Other non-cash expenses                                           33,447                  --                 33,447
      Accrued interest                                                  30,667                  --                 30,667
                                                              ----------------     -----------------     ----------------
          Net cash provided by (used in)
            operating activities                                    (1,264,674)           (1,019,916)          (2,991,937)
                                                              ----------------     -----------------     ----------------
Cash flows from investing activities
  Purchase of equipment                                                (39,903)             (133,824)            (352,243)
  Investment in Bio Moda, Inc.                                            --                 (25,000)            (383,845)
  Sale of marketable securities                                         40,665                  --                 40,665
  Purchase of marketable securities                                       --                    --                (70,034)
  Increase in certificate of deposits                                   (2,844)              (54,582)            (107,426)
  Purchase of other assets                                            (136,705)               (9,650)            (233,132)
  Redemption of (investment in) Wizard Technologies                     65,000               (65,000)                -
                                                              ----------------     -----------------     ----------------
          Net cash provided by (used in)
            investing activities                                       (73,787)             (288,056)          (1,106,015)
                                                              ----------------     -----------------     ----------------




   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000



                                                                                                           May 22, 1996
                                                                                                            (Inception)
                                                                                                              Through
                                                                                                           December 31,
                                                                        2000                  1999                2000
                                                              ----------------     -----------------     ----------------
Cash flows from financing activities
  Additions to notes payable                                            50,000               478,050              622,776
  Payments on notes payable and capital
    lease obligations                                                  (50,532)              (30,658)            (172,108)
  Issuance of capital stock                                          1,013,493               863,783            3,559,984
  Collection of notes receivable from officer                           28,573                     -               28,573
  Sale of treasury stock                                                77,313                35,464              112,777
  Purchase of treasury stock                                           (46,486)              (52,892)            (129,763)
  Proceeds from issuance of convertible preferred stock                485,000                  -                 485,000
                                                              ----------------     -----------------     ----------------
          Net cash provided by financing activities                  1,557,361             1,293,747            4,507,239
                                                              ----------------     -----------------     ----------------
          NET INCREASE (DECREASE) IN CASH                              218,900               (14,225)             409,287

Cash and cash equivalents, beginning of period                         190,387               204,612                 -
                                                              ----------------     -----------------     ----------------
Cash and cash equivalents, end of period                      $        409,287     $         190,387     $        409,287
                                                              ================     =================     ================






   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Description of Business

Advanced Optics Electronics, Inc. (the Company) is a developmental stage technology company with its principal focus on the development and production of large-scale flat panel displays. The Company is currently continuing its research and development of this product. Upon substantial completion of the research and development of the large flat panel display, the Company plans to make the transition from a developmental stage company to selling and producing this product. The market for the large-scale flat panel displays will include advertising billboards, flat panel computer monitors, and cockpit displays. The Company plans to focus on producing and selling the large-scale flat panel displays for outdoor advertising billboards.

The Company has obtained a contract to produce two outdoor advertising billboards using its flat panel display technology. This is the first commercial application of the Company's technology. The success of the Company will depend on its ability to commercialize its technology and complete this contract. As of December 31, 2000, completion of this contract was behind schedule.

While management believes the contract will ultimately be completed, there can be no certainty that this will be accomplished because the technology has not yet been used in a commercial application. In addition, the Company may be required to obtain additional capital in order to fund the completion of the contract.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid instruments with original maturities of three months or less. The Company's cash deposits are maintained in local branches of national financial institutions and are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. Cash balances may from time to time exceed these insurance limits, but management believes the Company is not exposed to any risk of loss from these deposits.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Revenue and Cost Recognition

The Company recognizes revenue on its contract in process using the percentage-of-completion method of accounting, which is based on the proportion of the contract cost incurred to the estimated total contract cost. Costs incurred and estimated earnings in excess of billings represent the revenue recognized that has not yet been billed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, overhead, equipment depreciation, and interest.

The contract to produce two outdoor advertising billboards totals $1.7 million, with $885,000 assigned to the first unit. An estimated loss of approximately $565,000 from production of the first unit has been recognized through December 31, 2000. The Company's estimated cost to complete as of December 31, 2000 is $122,255 which is expected to be funded with cash, billings on the contract and contributed capital.

In accordance with the contract, the Company will bill the customer when certain milestones are met. Billings and collections through December 31, 2000 have totaled $89,873.

Adjustments to the original estimates of total contract revenues, total contract costs, and the extent of progress toward completion are often required as work progresses under the contract, and as experience is gained, even though the scope of the work may not change. The nature of accounting for contracts is such that refinements of the estimating process for continuously changing conditions and new developments are a characteristic of the process. Accordingly, provisions for losses on contracts are made in the period in which they become evident under the percentage-of-completion method. It is at least reasonably possible that the estimate of completion costs for this contract will be further revised in the near-term.

Investment

As of December 31, 2000, the Company owned 16.4% of the outstanding common stock of Bio Moda, Inc., an unconsolidated investment accounted for using the cost method. Prior to December 31, 1999, the Company's ownership was sufficient for the investment to be accounted for using the equity method.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Investment-Continued

The carrying value of the investment as of December 31, 2000 is the original investment cost adjusted by the Company's proportionate interest in losses reported by the investee through December 31, 1999.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Repair and maintenance costs are charged against income as incurred. Asset additions, renewals and betterments are capitalized at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 15 years.

Other Assets

Intangible assets are carried at historical cost, net of accumulated amortization. Patents are amortized on a straight-line basis over their estimated useful lives of 17 years. Goodwill is amortized over 40 years. Debt origination costs are amortized over 3 years.

Certain assets previously classified as inventory are no longer used in the Company's on-going production processes, and are held for sale. Management estimates that the net realizable value of these items exceeds their carrying value as of December 31, 2000.

Research and Development Costs

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes using the liability method, under which, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has recorded a deferred tax benefit relating to its incurrance of operating losses since inception. A valuation allowance has been provided due to uncertainty regarding realizability of the tax asset.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loss Per Share

Loss per share is computed on the basis of the weighted average number of common shares outstanding during the period and did not include the effect of potential common stock as their inclusion would reduce loss per share. The numerator for the computation is the net loss and the denominator is the weighted average shares of common stock outstanding. Certain options and warrants outstanding were not included in the computation of loss per share because their inclusion would reduce loss per share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas requiring estimation are revenue recognition based on the percentage of completion method, loss allowances and the valuation of common stock issued for services.

Stock-Based Compensation

The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statement on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. See note 10.

Reclassifications

Certain reclassifications have been made to 1999 information to conform to the 2000 presentation.

Comprehensive Income

In 2000 and 1999, the Company had no changes in equity which constituted components of other comprehensive income.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 2.  NOTES RECEIVABLE

    Notes receivable at December 31, 2000, consist of the following:

     Due from officer                                            $  29,493
     Note receivable from former shareholder,
       interest at 8% and due on demand                             15,000
                                                                 ---------
                                                                 $  44,493

The Company also has notes receivable from an officer totaling $193,427 which bear interest at 10% per annum, and are due in 2003. These notes were received as consideration upon exercise of stock options.


NOTE 3.  INVESTMENTS

As of December 31, 2000, the Company owned 879,707 or 16.4% of the 5,373,858 outstanding shares of Bio Moda, Inc. The Company's interest in Bio Moda has declined from 22% in 1998 to its present level, as Bio Moda has issued additional shares in the course of its financing activities. As of December 31, 2000, the Company had options to purchase an additional 187,000 shares at .485 cents per share.

Bio Moda, Inc. is a development stage company involved primarily in the development of technology for the early detection of lung cancer. As a development stage company, Bio Moda, Inc. has not had any revenues and, as of December 31, 2000, was in the process of conducting clinical trials.

There is currently no active market for the common stock of Bio Moda, Inc. The ultimate value of the Company's investment in Bio Moda, Inc. will depend on its ability to complete its research and either commercialize or sell its proprietary technology.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 3.  INVESTMENTS - CONTINUED

The investment in Bio Moda, Inc. is accounted for using the cost method. A summary of the investment is as follows:

         Original cost                                        $  383,845
         Share of net loss                                      (134,010)
         Amortization of excess of cost
           over book value                                       (42,500)
                                                              ----------
         Carrying value of investment in Bio Moda, Inc.       $  207,335
                                                              ==========

In August 1999, the Company issued 200,000 shares of its common stock to Wizard Technologies, Inc. for $88,580. The Company then purchased a 10 percent ownership in Wizard for $65,000 with the proceeds. During the quarter ending March 31, 2000, the Company sold all of its shares of Wizard's common stock to Wizard for its original investment of $65,000.


NOTE 4.  LONG-TERM OBLIGATIONS

As of December 31, 2000, the Company's long-term obligations were as follows:

         Notes payable to a financial institution,
         due in monthly payments aggregating $3,221
         through October 2003, bearing interest at
         bank prime rate plus 1.5%, collateralized
         by operating equipment and a vehicle                 $   80,276

         Capital lease obligation                                 17,603
                                                              ----------
                                                                  97,879
         Less:  Current portion                                  (49,799)
                                                              ----------
                                                              $   48,080
                                                              ==========

                        Advanced Optics Electronics, Inc.

                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 4.  LONG-TERM OBLIGATIONS - CONTINUED

The Company is obligated under a long-term capital lease which requires monthly minimum lease payments of $2,810 through May 2001. As of December 31, 2000, the leased equipment has a net book value of $50,850.

Future principle payments on long-term obligations for the years ending December 31, are as follows:

              2001                             $   49,799
              2002                                 31,496
              2003                                 16,584
                                               ----------
                                               $   97,879


NOTE 5.  CONVERTIBLE DEBENTURES

On June 3, 1999, the Company issued $500,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on May 31, 2001. Effective August 1, 1999, the notes were convertible into shares of common stock at a 25 percent discount to the closing bid price of a share of common stock at the time of conversion or the time of exercise. The notes were issued in exchange for $430,000 in cash, $50,000 in legal services and $20,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $174,610. This has been recorded as an increase in paid-in capital and a discount to the convertible notes payable, with related amortization being charged to interest expense. The discount is being amortized over a one-year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 12,500,000 shares of common stock at the lower of 75 percent of the closing bid price of a share of common stock at the time of exercise or September 1, 1999. The warrants expire on June 3, 2002. Management estimates that approximately half the warrants will be exercised prior to expiration.

Management estimated the fair market value of these warrants at $125,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the two-year life of the notes.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

A significant contingency required by the aforementioned convertible note and warrant agreements is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and is in the process of preparing the registration statement.

On June 12, 2000, the Company entered into an agreement that modified the convertible notes agreement entered into on June 3, 1999. The result of the modified agreement was the issuance of 9,200,000 shares of the Company's common stock upon conversion of the convertible notes plus accrued interest through June 12, 2000, which totaled $542,878. This transaction constituted a conversion of the outstanding convertible notes, and as such, $40,058 of unamortized intrinsic value of the conversion feature was charged to interest expense during the quarter. In addition, the modified agreement voided the related 12,500,000 detachable warrants, and, as a result, the unamortized discount of $72,917 on the estimated fair market value of $125,000 for the warrants was charged to interest expense during the quarter.

On September 15, 2000, the Company entered into an agreement to issue a total of $10,000,000 in convertible notes which bear interest at an annual rate of 8 percent. The Company has authorized the initial sale of $2,000,000 of the convertible notes, and has entered into a structured facility with purchasers in which the purchasers shall be obligated to purchase the remaining $8,000,000 of convertible notes. The Company's right to require the Purchasers to purchase notes commences on the actual effective date of the registration of the Company's securities in an amount equal to the securities that would be convertible upon issuance of the notes. The related agreement provides for a limit on the amount of obligation notes that the Company may require the Purchasers to purchase in a given month.

On September 15, 2000, the Company issued $500,000 of the initial $2,000,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on September 15, 2003. Effective as of the issuance date, the notes are convertible into shares of common stock at the lesser of a 25 percent discount to the average of the three lowest closing bid prices during the thirty trading days prior to the issue date of this note and a 20 percent discount to the average of the three lowest closing bid prices for the ninety trading days prior to the conversion date. The notes were issued in exchange for $430,000 in cash, $20,000 in legal services and $50,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $238,830. This has been recorded as an increase in paid-in capital and a discount to the convertible notes payable, with related amortization being charged to interest expense. The discount is being amortized over a one-year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 500,000 shares of common stock. Management has estimated the fair market value of these warrants at $25,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the three-year life of the notes.

A significant contingency required by the aforementioned convertible notes is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and the registration statement has been filed.

On November 7, 2000, the Company entered into an agreement that modified the outstanding convertible preferred agreements entered into on March 8, 2000 and August 2, 2000. The new agreement resulted in the exchange of outstanding preferred stock plus additional consideration for the Company's 7.5 percent convertible debentures due November 7, 2003. The total amount of the debentures is $740,667, including accrued interest of $30,667. The debentures are convertible into shares of common stock at the lessor of the stocks closing price on March 8, 2000 and 77.5 percent of the average of the five lowest closing bid prices for 20 days before November 2, 2000.

The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $227,898. The convertible debentures also include detachable warrants for the purchase of 71,000 shares of common stock. Management has estimated the fair market value of these warrants at $3,550.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's carrying values and methodologies for estimating the fair values of its financial instruments are as follows:

     Cash, cash equivalents, and certificates of deposit, costs and estimated loss in excess of billings on uncompleted contract, and accounts payable. The carrying amounts reported in the accompanying balance sheet approximate fair values.

     Notes receivable. Management estimates that the carrying amounts are reasonable estimates of their fair values.

     Long-term obligations. Notes payable to bank have variable rates that reflect currently available terms for similar debt, and accordingly the carrying values are reasonable estimates of their fair values. Due to the short-term maturity of the capital lease, management estimates that the carrying value approximates its fair value.

     Convertible  debentures.   Management  estimates  the  carrying  values  to
     approximate their fair values.

     Notes receivable from officer. Management estimates these notes to be fully collectible, and that the carrying values are reasonable estimates of their fair values.

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 2000 are as follows:

                                                                  Estimated
                                                Carrying             Fair
                                                 Amount              Value
                                               -----------       -----------
     Cash and cash equivalents                 $  409,287        $  409,287
     Certificates of deposit                      107,426           107,426
     Costs and estimated loss in excess
       of billings on uncompleted contract        672,872           672,872
     Notes receivable                              44,493            44,493
     Accounts payable                             198,186           198,186
     Long-term obligations                         97,879            97,879
     Convertible debentures                     1,215,677         1,215,677
     Notes receivable from officer                193,427           193,427

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 7.  INCOME TAXES

The Company has recorded a deferred tax asset in the amount of $643,200, net of a valuation allowance on $2,316,800, reflecting the expected benefit of approximately $7,400,000 in net operating loss carryforwards which expire in varying amounts between 2016 through 2020. Realization of this asset is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced or increased in the near term if estimates of future taxable income during the carryforward period are revised.


NOTE 8.  OPERATING LEASES

The Company occupies administrative, engineering, and manufacturing facilities under operating leases which expire in February 2002. The leases call for aggregate minimum monthly lease payments of $4,225. Lease expense totaled $48,975 and $34,600 in 2000 and 1999, respectively, and $97,209 in the period from May 22, 1996 (inception) through December 31, 2000.

Future minimum lease payments under the long-term operating lease are as follows:

               2001                             $  50,700
               2002                                 8,450
                                                ---------
                                                $  59,150


NOTE 9.  EQUITY TRANSACTIONS

The Company was initially capitalized through the issuance of 500,000 shares for $25,000 in cash. In November 1996, the Company issued 4,500,000 shares in exchange for the outstanding shares of PLZ Tech, Inc. The transaction was accounted for as a purchase, and all assets acquired and liabilities assumed were recorded at their book values, as determined in accordance with generally accepted accounting principles. Intangible assets of PLZ Tech acquired in the purchase transaction were carried at historical book values. Research and development costs of PLZ Tech were expensed as incurred. In previous financial statements, the Company did not present unclaimed shares resulting from the merger with PLZ Tech as outstanding shares. In the accompanying 1997 and prior financial statements the number of shares outstanding has been restated to include these shares.

During 1997, the Company issued 2,281,212 shares of stock in a public offering, primarily for cash.

During 1998, the Company repurchased 472,200 of its outstanding stock in exchange for $10,000 in notes receivable and $20,385 in cash in various transactions. This stock was subsequently retired.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

The Company also issued 9,274,811 shares of common stock in exchange for $1,292,707 in cash, net of sales commissions and other direct costs. Certain of these sales included price maintenance agreements resulting in the issuance of an additional 1,704,464 shares of stock in 1998.

In 1998, the Company issued 2,751,000 shares of common stock in exchange for services from contractors, officers and others. These shares were valued at the estimated fair market value for similar issuances of stock and amounted to $296,470. The Company also issued 315,000 shares to an officer in exchange for a note receivable of $29,000. The note bears interest at the rate of 7 percent with interest due semiannually and the principal due July 2001.

In 1999, the Company repurchased 489,251 shares of its outstanding stock for $11,132 in cash. These shares were retired. The Company also repurchased 229,000 shares for $41,760 and resold 85,000 of these shares for $35,464. The remaining 144,000 treasury shares have been recorded at cost.

The Company also sold 8,681,624 shares for $863,782 in cash, and issued 17,094,313 shares for services from contractors, officers and others, which were valued at $1,486,414.

During the quarter ending March 31, 2000, the Company sold 782,000 shares of its common stock for $368,495 in cash, and issued 1,791,733 shares of its common stock for services from contractors, officers and others, which were valued at $1,120,233. The value of the services is included in the costs and expenses on the Statements of Operations.

Also during this quarter, the Company sold 25,000 shares of its treasury stock for $49,770 and repurchased 6,500 shares for $7,683. The repurchased shares have been recorded at cost.

On March 14, 2000, the Company issued 550 shares of its Series A convertible preferred stock for $550,000. Related finders fees and attorney fees were $65,000, and were netted against the proceeds for a net increase in cash and equity of $485,000. Effective June 14, 2000, the shares were convertible into shares of common stock at the lesser of 110 percent of the closing bid price of a share of common stock on March 13, 2000 or 77.5 percent of the average of the five lowest closing bid prices for the common stock for the twenty trading days immediately preceding the conversion date.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

Management estimated the intrinsic value of the conversion feature to be $159,677. This has been recorded as an increase in paid-in capital and a discount to the convertible preferred stock, with related amortization being charged to retained earnings as constructive dividends. The discount is being amortized over a 90-day period, which is the period from the date of issuance to the point at which the preferred shares can be converted to common shares. The convertible preferred stock also includes detachable warrants for the purchase of 55,000 shares of common stock at a purchase price per share equal to 110 percent of the closing bid price for the common stock on the closing date (March 8, 2000). The warrants expire on March 8, 2005. The detachable warrants have not been valued in the accompanying financial statements, as management estimates their fair market value to be immaterial.

During the quarter ended June 30, 2000, the Company issued 1,247,970 shares of its common stock for services from contractors, officers and others, which were valued at $385,429. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also repurchased 44,000 shares of its outstanding common stock for $33,817 in cash. These shares remained in treasury at June 30, 2000, and have been recorded at cost.

Also during this quarter, an officer of the Company exercised 1,000,000 stock options at a price of $0.12 per share. The Company issued a note receivable to the officer in the amount of $120,000 for the shares. Interest for the first quarter was prepaid.

During the quarter ended September 30, 2000, the Company issued 300,000 shares of its common stock for services from contractors, officers and others, which were valued at $90,260. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also sold 45,000 shares of its outstanding common stock for $27,543 in cash and repurchased 13,000 shares of its outstanding common stock for $4,986. These shares remained in treasury at September 30, 2000, and have been recorded at cost.

An officer of the Company exercised 850,000 stock options at a price of $0.12 per share. The Company issued notes receivable to the officer in the amount of $102,000 for the shares.

Also, during the quarter the Company issued 160 shares of preferred stock for $160,000 in cash.

During the quarter ended December 31, 2000, the Company issued 615,500 shares of common stock for services from contractors, officers, and others, valued at $130,275.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 10.  STOCK PLANS

On January 4, 1999, the Company established the Incentive Stock Option Plan. Pursuant to the Plan, up to 10,000,000 shares of the Company's common stock may be granted as options to key employees. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of the options is based on the related agreement as approved by the Board of Directors. The Incentive Stock Option Plan expires on January 4, 2009. Options awarded under the Plan have four-year terms and vest ratably over one to two year periods. As of December 31, 2000, there were 6,175,000 shares available under the Plan for future awards.

The Company applies APB Opinion No. 25 in its accounting for the Plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have been increased to the proforma amounts indicated as follows:

                                   2000                 1999             1998
                               ------------        ------------       ----------
Net loss, as reported          $(3,199,935)        $(2,725,804)       $(752,111)
Proforma net loss               (3,575,534)         (2,940,633)        (752,111)

Loss per share, as reported         (0.055)             (0.072)          (0.055)
Proforma loss per share             (0.061)             (0.078)          (0.055)

The fair value of each option grant for the above proforma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividends of $0 per year; expected volatility of 42.3 percent; risk-free interest rate of 6.0 percent; and expected lives of four years.

During the year ended December 31, 2000, the Company granted 5,825,000 stock options to certain key employees, cancelled and replaced 2,775,000 options, and had 2,000,000 options exercised, resulting in total stock options granted and unexercised of 3,825,000 as of December 31, 2000. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of options granted is based upon the related agreement as approved by the Board of Directors.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 10.  STOCK PLANS - CONTINUED

The Company also issued Stock Purchase Warrants to key employees. The total number of "warrant shares" issued under these agreements was 3,425,000 shares, exercisable at any time until they expire on June 15, 2004. The price established for the shares ranges from $0.15 to $0.41 per share.

A summary of the common stock option and warrant activity for employees, directors and officers is as follows:

                                                     Weighted
                                     Warrants         Average
                                       and           Exercise
                                     Options           Prices        Exercisable
                                   -----------       ---------       -----------
Balance, December 31, 1997             153,954       $  0.58           153,954
Balance, December 31, 1998             153,954          0.58           153,954

     Granted                         6,900,000          0.16
     Expired                          (153,954)         0.58
                                   -----------

Balance, December 31, 1999           6,900,000          0.16         6,185,000
                                                                     =========
     Cancelled                      (2,775,000)         0.72
     Replacement                     2,775,000          0.34
     Granted                         6,200,000          0.72
     Exercised                      (2,000,000)         0.12
                                   -----------
Balance, December 31, 2000          11,100,000          0.27         9,517,500
                                   ===========                       =========

The option price established for the shares upon exercise ranges from $0.12 to $0.34 per share, and expire through October 2004.

                                INSIDE BACK COVER

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24   Indemnification of Directors And Officers

     Section 78.7502 of the Nevada Revised Statutes permits the Registrant to, and Article X of the Registrant's Articles of Incorporation provides that the Registrant may, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf relating to such action, suit or proceeding and any appeal therefrom.


Item 25   Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee...................................................  $ 5,000
Printing and engraving expenses........................................    5,000
Legal fees and expenses................................................  100,000
Accounting fees and expenses...........................................   30,000
Transfer agent and registrar's fees and expenses.......................    5,000
Federal and state taxes................................................       --
Fees and expenses (including legal fees) for qualifications under
  state securities laws................................................   15,000
Miscellaneous expenses.................................................    5,000
                                                                        --------
     Total............................................................. $165,000
                                                                        ========


Item 26  Recent Sales of Unregistered Securities

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. All recipients had adequate access, through their relationships with us, to information about us.

I.    RFL/TRITON

(1)   March 8, 2000

      (a) Securities sold. Give the date of sale and title and amount of securities sold.

            (i)   Date: March 3, 2000.

            (ii) Title of securities: Series A Convertible Preferred Stock and warrants to purchase Common Stock.

            (iii) Amount: 550 shares of Series A Convertible Preferred Stock and warrants to purchase 55,000 shares of Common Stock.

      (b)   Underwriters and other purchasers:

            The purchasers were:

            RFL Asset Management, LLC
            Triton Private Equities Fund, L.P.

      (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

      The aggregate offering price was $550,000.

            The aggregate underwriting commission was $55,000 and $10,000 in legal fees.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. RFL Asset Management, LLC and Triton Private Equities Fund, L.P., are institutions not formed for the specific purpose of acquiring these securities and have total assets in excess of $5,000,000.

     (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of common stock of Advanced Optics calculated in accordance with the following formula:

          The number of shares issuable upon conversion of one share of Series A preferred stock shall be determined by dividing the purchase price of the preferred stock by the conversion price, where the conversion price equals the lesser of (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

(2)   August 7, 2000

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  (i)   Date: August 7, 2000.

                  (ii) Title of Securities: Series A Convertible Preferred Stock and warrants to purchase Common Stock.

                  (iii) Amount:  160  shares of Series A  Convertible  Preferred
                        Stock and warrants to purchase 16,000 shares of Common Stock.

            (b)   Underwriters and other purchasers:

                  The purchasers were:

                  RFL Asset Management, LLC
                  Triton Private Equities Fund, L.P.

            (c)   Consideration.   State  the  aggregate   offering   price  and
                  aggregate underwriting commissions:

                  The aggregate offering price was $160,000.

            (d) Exemption from registrations claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving a general solicitation.

            (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of Common Stock of Advanced Optics calculated in accordance with the following formula:

                  The number of shares issuable upon conversion of one share of Series A preferred sock shall be determined by dividing the purchase price by the conversion price, where the conversion price equals the lesser of (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five
                  (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

(3)   November 7, 2000

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  (i)   Date: November 7, 2000.

                  (ii)  Title of the Securities: 7 1/2 % Convertible Debentures

                  (iii) Amount: Two Debentures

            (b)   Underwriters and other purchasers:

                  The purchasers were:

                  RFL Asset Management, LLC
                  Triton Private Equities Fund, L.P.

            (c) Consideration. State the aggregate offering proceeds and aggregate underwriting commissions:

                  The aggregate face amount of the Debentures was $740,667, however the Debentures were not sold for cash, rather they were exchanged for the 710 shares of Series A Convertible Preferred Stock which were sold to these purchasers in the March 8, 2000 and August 7, 2000 transactions for an aggregate cash consideration of $710,000. No underwriting commissions were paid in connection with the exchange transaction.

            (d)   Exemption from registration claimed.

                  This exchange transaction is exempt under Section 3(a)(9) of the 1993 Act as an exchange by the issuer with its existing security holders exclusively where no commission or other remuneration is paid for soliciting the exchange. In addition, the transaction is exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation.

            (e)   Terms of conversion and exercise.

                  Each Debenture is convertible into Common Stock pursuant to the same conversion formula that was applicable under the Series A Convertible Preferred Stock for which the Debentures were exchanged. Based on the foregoing we estimate that the $740,667 of 7 1/2% Convertible Debentures are convertible into 8,688,818 shares of Common Stock.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

II.  HIRSCH/LIEBENTHAL/ROTHMAN/HEIMLICH/ZELIKOVITZ

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  (i)   Date: June 3, 1999.

                  (ii) Title of securities: 8% Convertible Notes due June 3, 2001 and warrants to purchase 12,500,000 shares of Common Stock.

                  (iii) Amount: $500,000 aggregate principal amount.

            (b)   Underwriters and other purchasers:

                  The purchasers were:

                  Y.L. Hirsch
                  Sholem Liebenthal
                  Avram Rothman
                  Joshua Heimlich
                  Zvi Y. Zelikovitz

            (c)   Consideration.   State  the  aggregate   offering   price  and
                  aggregate underwriting commissions:

                  The aggregate offering price was $500,000.

                  The placement agent received fees and reimbursement for $50,000 in legal fees and a $20,000 placement fee.

            (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. The investors were all known to an executive officer of the Company and each have a net worth or annual income to qualify as accredited investors and in addition are experienced in financial and business matters.

            (e) Terms of conversion in exercise. The 8% Convertible Debentures were convertible into 9,200,000 shares of Common Stock, pursuant to a modification agreement of June 12, 2000 and the warrants issued with the 8% Debentures were cancelled as part of the modification agreement.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

III.  KCM

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  (i)   Date: September 15, 2000.

                  (ii) Title of securities: 8% Convertible Notes and warrants to purchase 500,000 shares of Common Stock.

                  (iii) Amount:  Four  8%  Convertible  Notes  and  warrants  to purchase 500,000 shares of Common Stock.

            (b)   Underwriters and other purchasers:

                  The purchasers were:

                  Keshet Fund, L.P.
                  Keshet L.P.
                  Nesher Ltd.
                  Talbiya B. Investments Ltd.

            (c)   Consideration.   State  the  aggregate   offering   price  and
                  aggregate underwriting commissions:

                  The aggregate offering price was $500,000. The aggregate underwriting commission paid was $50,000, reimbursement of legal fees in the approximate amount of $30,000 and 10% of the aggregate gross proceeds upon exercise of the warrants to purchase 500,000 shares of Common Stock. The warrants were issued to the selling agent at the direction of the Purchasers and as such should be regarded as part of the underwriting commissions.

            (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. are institutional investors with total assets in excess of $5,000,000.

            (e) Terms of conversion in exercise. The $500,000 8% Convertible Notes are convertible into 5,681,818 shares of Common Stock. the warrants are exercisable for 500,000 shares of Common Stock.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

IV.   LIEBENTHAL, HIRSCH, ROTHMAN, HEIMLICH

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  (i)   Date: October 20, 1997 to May 7, 1999.

                  (ii) Title of securities: Series A, B, C, D, E and G, 8% Convertible Debentures.

                  (iii) Amount: Nine 8% Convertible Debentures.

            (b)   Underwriters and other purchasers:

                  The purchasers were:

                  Sholem Liebenthal
                  Y.L. Hirsch
                  Amram Rothman
                  Joshua Heimlich

            (c)   Consideration.   State  the  aggregate   offering   price  and
                  aggregate underwriting commissions:

                  The aggregate  offering price was $1,535,604 and the aggregate
                  underwriting   commission  to  the  selling  agent   including
                  expenses, was $113,284.

            (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. The purchasers were previously known to an executive officer of the issuer, each had a net worth or income level to qualify as accredited investors, were experienced in financial and business matters, and no general solicitation was involved in the transaction.

            (e)   Terms  of   conversion   in  exercise.   The  8%   Convertible
                  Debentures, A, B, C, D, E & G were converted into 19,922,621 shares of Common Stock.

            (f) Use of proceeds: The proceeds were used for general corporate purposes.

V.    STOCK FOR SERVICES JUNE 1997 - JUNE 2000

            (a) Securities sold. Give the date of sale and title and amount of securities sold.

                  From June 1997 to June 2000. Common Stock. 16,723,771 shares. See below.

            (b)   Underwriters and other purchasers: See below.

            (c)   Consideration.  State  aggregate  offering price and aggregate
                  underwriting   commissions:    $3,257,740.   See   below   (no
                  underwriting commissions paid).

            (d) Exemption From Registration Claimed. These sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Advanced Optics, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

            (e)   Terms of Conversion. Not applicable.

            (f)   Use of Proceeds: General corporate purposes.

The following table provides the information required as to these transactions:

Stock for Services June 1997 - June 2000

Common Stock Issued To:

1)   Adam  Frydman,  is a son of Jack  Frydman,  who is a consultant to Advanced
     Optics.

Mr. Jack  Frydman  requested  that some of his shares be issued to his son.  See
(24) below.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
4/8/1998       50,000         $0.23               $8,050           Investment Consulting
-----------------------------------------------------------------------------------------------
  Total        50,000                             $8,050

2)       Adele Williams is an administrative assistant with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
5/25/1999      50,000         $0.13               $4,550           Employed by Advanced Optics
-----------------------------------------------------------------------------------------------
  Total        50,000                             $4,550

3) Alan Wishnefsky is an office equipment manufacturer and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Wishnefsky since January of 1998. He has a net worth in excess of $4 million and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
11/9/1998      100,000        $0.06               $4,200           Investment Consulting
-----------------------------------------------------------------------------------------------
  Total        100,000                            $4,200

4) Aline Brandt is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (19) below.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
10/25/1999     37,500         $0.28               $2,625           Directorship
-----------------------------------------------------------------------------------------------
  Total        37,500                             $2,625

5) Ari Goldstein is a principal of Portfolio Investment Strategies, a company that has assisted Advanced Optics in its capital raising.

An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for 20 years and is very knowledgeable.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
8/16/1999      50,000         $0.25               $8,750           Investment Placement
-----------------------------------------------------------------------------------------------
  Total        50,000                             $8,750

6) Ari Maa'Yan is the president of BioModa, a company in which Advanced Optics has a strategic investment.

An executive officer of Advanced Optics has known Mr. Maa'Yan since December 1997. Mr. Maa'Yan received shares as a stock bonus related to Advanced Optics' investment in BioModa.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
9/8/1999       32,000         $0.40               $8,960           Biotech consulting
-----------------------------------------------------------------------------------------------
  Total        32,000                             $8,960

7)   Atlantic  Advisory  is  a  management   company  and  is  a  sophisticated,
     accredited investor.

An executive officer of Advanced Optics has known Frank Tuffers, the principal of the company, since July 1996. He is an individual with a net worth in excess of $2 million. He is very knowledgeable of the technologies and risks involved in Advanced Optics' business.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
2/11/2000      36,000         $0.78               $19,656          Private Placement Advice
-----------------------------------------------------------------------------------------------
  Total        36,000                             $19,656

8)   Brian Cox is a scientist and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Cox since June 1997. He has a net worth in excess of $5 million and is an experienced investor. He has an understanding of the technologies and risks associated with Advanced Optics.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
8/5/1997        2,500         $0.81               $ 1,417          Scientific Consulting
3/28/2000      75,000         $1.16               $60,900          Scientific Consulting
-----------------------------------------------------------------------------------------------
  Total        77,500                             $62,317

9)   Charterbridge Financial (formerly Compass Pointe)

An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999 while he was the principal of the predecessor Compass Pointe. See (11) below. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
3/6/2000       200,000        $0.91               $45,400          Investor Relations
-----------------------------------------------------------------------------------------------
  Total        200,000                            $45,500

10)  Christopher Lehman is an employee of Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/3/1999      50,000         $0.30               $10,500          Employed by Advanced Optics
-----------------------------------------------------------------------------------------------
  Total        50,000                             $10,500

11) Compass Pointe Group is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash for investor relations services.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
11/18/1999     200,000        $0.25               $12,500          Investor Relations
-----------------------------------------------------------------------------------------------
  Total        200,000                            $12,500

12) Corporate Network Inc. is a financial advisory firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Jerome Wenger, the principal, since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
9/29/1998      213,000        $0.13               $19,383          Financial Marketing
-----------------------------------------------------------------------------------------------
  Total        213,000                            $19,383

13) Corsair Mgmt is an investment company and a sophisticated, accredited investor.

Corsair Mgmt is a Canadian investment firm. An executive officer of Advanced Optics has known the principal, Arthur C. Devlin, since October 1997. He has an annual income that exceeds $300K for the past two years. He is a sophisticated, experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
9/3/1997        85,000        $0.63               $37,485          Financial Consulting
10/15/1997     195,000        $0.50               $68,250          Financial Consulting
10/22/1997     195,000        $0.69               $94,185          Financial Consulting
1/20/1998       19,000        $0.26                $3,458          Financial Consulting
2/11/1998       85,000        $0.22               $13,090          Financial Consulting
8/16/1999      136,000        $0.25               $23,800          Financial Consulting
2/11/2000       44,000        $0.78               $24,024          Financial Consulting
-----------------------------------------------------------------------------------------------
  Total        759,000                           $264,292

14)  David  Brown is an  attorney  who has  provided  legal  counsel to Advanced
     Optics.

An executive officer of Advanced Optics has known Mr. Brown since 1967. He has a net worth in excess of $3 million. He is an attorney with 35 years of investment experience.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
8/5/1997       9,500          $0.81               $5,386           Legal Counsel
-----------------------------------------------------------------------------------------------
  Total        9,500                              $5,386

15) David Flynn is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Flynn since March 1997. He is an individual with an annual income in excess of $400,000 for the past two years and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
5/13/1999      475,000        $0.06                $19,950         Capital Raising
5/25/1999      475,000        $0.13                $43,225         Capital Raising
7/27/1999      500,000        $0.19                $23,750         Capital Raising
10/7/1999      143,833        $0.34                $34,232         Capital Raising
10/29/1999     350,000        $0.28                $68,600         Capital Raising
 1/7/2000      250,000        $1.09               $190,750         Capital Raising
 6/2/2000       60,000        $0.61                $25,620         Capital Raising
6/14/2000       50,000        $0.61                $21,350         Capital Raising
-----------------------------------------------------------------------------------------------
     Total            2,303,833                                    $427,477

16)  Dr. Albert Goodman was a science advisor to Advanced Optics.

Stock was issued as a bonus to the advisor in addition to cash pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/2/1997      12,500         $0.38               $3,325           Scientific Consulting
6/25/1998      25,000         $0.22               $3,850           Scientific Consulting
-----------------------------------------------------------------------------------------------
  Total        37,500                             $7,175

17)      F. Glazier is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Glazer since March 1998. He is an individual with an annual income in excess of $400,000 for the past two years and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
5/13/1998      125,000        $0.25               $21,875          Market Research
5/13/1998      125,000        $0.25               $21,875          Market Research
6/4/1998       100,000        $0.19               $13,300          Market Research
6/25/1998      100,000        $0.22               $15,400          Market Research
6/25/1998       50,000        $0.22                $7,700          Market Research
6/25/1998      100,000        $0.22               $15,400          Market Research
6/25/1998      100,000        $0.22               $15,400          Market Research
-----------------------------------------------------------------------------------------------
  Total        700,000                           $110,950

18)  Garth Gobeli is Chief Scientist with Advanced Optics.

The stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
6/25/1998      250,000        $0.22               $38,500          Scientific Consulting
1/5/1999       125,000        $0.06                $5,250          Scientific Consulting
5/13/1999       75,000        $0.06                $3,150          Scientific Consulting
12/3/1999       50,000        $0.30               $10,500          Scientific Consulting
6/9/2000        40,000        $0.57               $15,960          Scientific Consulting
-----------------------------------------------------------------------------------------------
  Total        540,000                            $73,360

19)  Harold Herman is a director of Advanced Optics.

He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. The stock was issued in addition to cash for director's duties.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/5/1999       75,000         $0.06               $3,150           Directorship
5/13/1999      50,000         $0.06               $2,100           Directorship
-----------------------------------------------------------------------------------------------
  Total       125,000                             $5,250

20) Howard Stillman is an investment analyst and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Stillman since June 1997. He is an individual with an annual income in excess of $200,000 for the past two years and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
8/5/1997       5,000          $0.81               $2,835           Corporate Valuation
-----------------------------------------------------------------------------------------------
  Total        5,000          $0.81               $2,835

21) Hudson Consulting Group is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Allen Wolfson, the principal, since May 1999. He has a net worth that exceeds $3 million.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
7/8/1999       500,000        $0.09                $11,250         Market Research
10/7/1999      166,667        $0.34                $39,666         Market Research
1/13/2000      166,667        $1.16               $135,333         Market Research
3/24/2000      166,666        $1.25               $145,832         Market Research
-----------------------------------------------------------------------------------------------
  Total      1,000,000                            $332,083

22)  International   Buying   Power  is  an   investment   professional   and  a
     sophisticated, accredited investor.

An executive officer of Advanced Optics has known Terry Ritchie, the principal, since May 1998. He has a net income that exceeds $300,000 for the past two years.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
9/29/1998      182,000        $0.13               $16,562          Market Research
-----------------------------------------------------------------------------------------------
  Total        182,000                            $16,562

23) J. G. Capital, Inc. is an investment firm wholly owned by J.G. Partners LP, of which Richard A. Josephberg, a director of Advanced Optics, is a partner with a 1% ownership interest.

An executive officer of Advanced Optics has known Mr. Richard Josephberg, the principal, since July 1999. He has since become a director of Advanced Optics. He has a net worth that exceeds $5 million. He is a sophisticated professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
10/5/1999      37,500         $0.44               $11,550          Director
4/18/2000      75,000         $0.97               $50,925          Director
-----------------------------------------------------------------------------------------------
  Total       112,500                             $62,475

24) Jack Frydman is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Jack Frydman since October 1997. He has a net worth that exceeds $2 million. He is a sophisticated and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/8/1997       55,000        $0.35               $13,475          Investment Consulting
 1/6/1998       50,000        $0.27                $9,450          Investment Consulting
1/20/1998       50,000        $0.26                $9,100          Investment Consulting
1/20/1998       50,000        $0.26                $9,100          Investment Consulting
2/11/1998       35,000        $0.22                $5,390          Investment Consulting
2/18/1998       50,000        $0.33               $11,550          Investment Consulting
2/26/1998       35,000        $0.33                $8,085          Investment Consulting
 4/1/1998      100,000        $0.22               $15,400          Investment Consulting
-----------------------------------------------------------------------------------------------
  Total        425,000                            $81,550

25) Janson Capital, Inc. is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Tracy Bush, a principal, since September 1999. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/25/2000      70,000         $1.19               $58,310          Investment Consulting
2/8/2000       50,000         $0.78               $27,300          Investment Consulting
2/29/2000      80,000         $0.91               $50,960          Investment Consulting
-----------------------------------------------------------------------------------------------
  Total       200,000                            $136,570

26)  Jerome   Wenger  is  a  host  of  a  radio  program  for  investors  and  a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Wenger since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------------
8/26/1997       50,000        $0.81               $28,350          Radio Exposure for Advanced Optics
8/26/1997       50,000        $0.81               $28,350          Radio Exposure for Advanced Optics
3/12/1999      275,000        $0.08               $15,400          Radio Exposure for Advanced Optics
-----------------------------------------------------------------------------------------------------
  Total        375,000                            $72,100

27) Jia Yun Int'l is an international investment firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
9/10/1998      625,000        $0.13               $56,875          Market Support
-----------------------------------------------------------------------------------------------
  Total        625,000                            $56,875

28)  John Cousins is Vice President of Finance for Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
7/8/1999       150,000        $0.09               $3,375           Executive Officer
-----------------------------------------------------------------------------------------------
  Total        150,000                            $3,375

29) John W. Kearns is a private investor who makes contacts for marketing displays.

An executive officer of Advanced Optics has known Mr. Kearns since 1972. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/25/2000       9,000         $1.19                $7,497          Marketing Consulting
1/31/2000      48,500         $0.69               $23,425          Marketing Consulting
2/4/2000       28,000         $0.97               $19,012          Marketing Consulting
-----------------------------------------------------------------------------------------------
  Total        85,500                             $49,934

30)  Keith Cottrell is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Keith Cottrell since June 1997. He has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
8/18/1997      20,000         $0.69                $9,660          Public Relations
8/18/1997      20,000         $0.69                $9,660          Public Relations
8/18/1997      20,000         $0.69                $9,660          Public Relations
8/18/1997      50,000         $0.69               $24,150          Public Relations
8/18/1997      20,000         $0.69                $9,660          Public Relations
8/18/1997      20,000         $0.69                $9,660          Public Relations
-----------------------------------------------------------------------------------------------
  Total       150,000                             $72,450

31) Leslie Robins is Executive Vice President and Chairman of the Board of Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
4/1/1998         5,000        $0.22                  $770          Executive Officer & Director
11/9/1998      300,000        $0.06               $12,600          Executive Officer & Director
1/5/1999       440,000        $0.06               $18,480          Executive Officer & Director
3/12/1999      420,000        $0.08               $23,520          Executive Officer & Director
3/12/1999      700,000        $0.08               $39,200          Executive Officer & Director
5/25/1999      945,000        $0.13               $85,995          Executive Officer & Director
7/8/1999       490,000        $0.09               $30,870          Executive Officer & Director
-----------------------------------------------------------------------------------------------
  Total      3,300,000                           $211,435

32)  Lillian  C.  Fontan  provides   financial   advisory   services  and  is  a
     sophisticated, accredited investor.

An executive officer of Advanced Optics has known Ms. Fontan since October 1999. She has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/25/2000      3,000          $1.19               $2,499           Capital Market Consulting
1/31/2000      2,900          $0.69               $1,400           Capital Market Consulting
-----------------------------------------------------------------------------------------------
  Total        5,900                              $3,899

33) Medallion is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Stafford Kelly, the principal, since November 1997. He has an annual income in excess of $500,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
2/18/1998      39,000         $0.22               $6,006           Investor Relations
-----------------------------------------------------------------------------------------------
  Total        39,000                             $6,006

34)  Melissa Allen is assistant controller of Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/31/1999     50,000         $0.30               $10,500          Employed by Advanced Optics
-----------------------------------------------------------------------------------------------
  Total        50,000                             $10,500

35)  Michael Harmon is an engineer with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
4/28/1999      75,000         $0.06                $3,150          Employed by Advanced Optics
5/10/2000      35,000         $0.87               $21,315          Employed by Advanced Optics
6/9/2000       40,000         $0.57               $15,960          Employed by Advanced Optics
-----------------------------------------------------------------------------------------------
  Total       150,000                             $40,425

36)      Michael Pete is President of Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/5/1999       100,000        $0.06               $4,200           Executive Officer & Direct
5/13/1999       75,000        $0.06               $3,150           Executive Officer & Direct
-----------------------------------------------------------------------------------------------
  Total        175,000                            $7,350

37) Morey Frydman, who is a son of Jack Frydman, is an investment consultant and a sophisticated, accredited investor.

Mr. Jack  Frydman  requested  that some of his shares be issued to his son.  See
(24) above.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
4/8/1998       50,000         $0.23               $8,050           Capital Marketing Consulting
-----------------------------------------------------------------------------------------------
  Total        50,000                             $8,050

38) OTC Financial is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Jeffrey Eitan, the principal, since January 1997. He has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/2/1997      25,000         $0.38               $6,650           Capital Marketing Consulting
-----------------------------------------------------------------------------------------------
  Total        25,000                             $6,650

39) Patrick Rost provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Patrick Rost since October 1998. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/27/1999      50,000         $0.10               $3,500           Capital Marketing Consulting
-----------------------------------------------------------------------------------------------
  Total        50,000                             $3,500

40)  Peter Ticktin is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Peter Ticktin since October 1999. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/25/200       3,000          $01.19              $2,499           Market Research
-----------------------------------------------------------------------------------------------
  Total        3,000                              $2,499

41)  Robert Amsel is a sophisticated, accredited investor.

An executive officer of the company has known Robert Amsel since September 1999. He is an attorney and has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
11/9/1999      15,000         $0.27                $1,012          Market Research
11/9/1999      15,000         $0.27                $2,835          Market Research
1/25/2000      49,000         $1.19               $40,817          Market Research
1/25/2000       8,000         $1.19                $6,664          Market Research
-----------------------------------------------------------------------------------------------
  Total        87,000                             $51,328

42)  Robert Granoff is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Robert Granoff since 1978. He is a wholesaler/retailer of home products and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
10/12/1999      94,000        $0.31               $20,825          Market Support
1/25/2000       25,000        $1.19               $20,398          Market Support
-----------------------------------------------------------------------------------------------
  Total        119,000                            $41,223

43)  Roger Boggs was a senior scientist with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/5/1999       50,000         $0.06               $2,100           Research & Development
-----------------------------------------------------------------------------------------------
  Total        50,000                             $2,100

44)  Rose Maniquiz is a sophisticated, accredited investor

An executive officer of Advanced Optics has known Rose Maniquiz since July 1996. She is a property owner and has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
 8/3/1999      203,705        $0.22               $31,370          Market Research
10/18/1999      94,000        $0.29               $19,082          Market Research
-----------------------------------------------------------------------------------------------
  Total        297,705                            $50,452

45)  Ruben Oliva is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Ruben Oliva since October 1999. Ruben has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/25/2000      3,000          $1.19               $2,499           Market Research
1/25/2000      6,000          $1.19               $4,998           Market Research
-----------------------------------------------------------------------------------------------
  Total        9,000                              $7,497

46) Shelly Herman is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (19) above.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
10/25/1999     37,500         $0.28               $2,625           Directorship
-----------------------------------------------------------------------------------------------
  Total        37,500                             $2,625

47) Sonrae Corp. is a Canadian company of investment professionals and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

-------------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-------------------------------------------------------------------------------------------------
10/15/1997     150,000        $0.50                $52,500         Canadian Investment Consulting
10/22/1997     150,000        $0.69                $72,450         Canadian Investment Consulting
2/11/1998       50,000        $0.22                 $7,700         Canadian Investment Consulting
3/19/1998      100,000        $0.27                $18,900         Canadian Investment Consulting
3/25/1998      100,000        $0.29                $20,300         Canadian Investment Consulting
 8/4/1998      100,000        $0.18                $12,600         Canadian Investment Consulting
 8/4/1998      100,000        $0.18                $12,600         Canadian Investment Consulting
-------------------------------------------------------------------------------------------------
  Total        750,000                            $197,050

48)  Stephen Mills is a senior engineer with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/5/1999        75,000        $0.06                $3,150          Employed by Advanced Optics
5/10/2000       35,000        $0.87               $21,315          Employed by Advanced Optics
6/9/2000        40,000        $0.57               $15,960          Employed by Advanced Optics
-----------------------------------------------------------------------------------------------
  Total        150,000                            $40,425

49) The Equitable Group is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Barry Friedman, the principal, since October 1999. He is an individual with a net income in excess of $400,000 and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
12/10/1999     100,000        $0.27                $18,900         Investor Relations
12/15/1999     100,000        $0.28                $19,600         Investor Relations
1/13/2000      100,000        $0.16                $81,200         Investor Relations
-----------------------------------------------------------------------------------------------
  Total        300,000                            $119,700

50) Tite Belt Productions is the producer of Advanced Optics' video and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known William Norris, the principal, since November 1996. He is an individual with a net income in excess of $225,000 and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
1/6/1998        45,000        $0.27                $8,505          Produced Corporate Video
2/18/1998       38,000        $0.22                $5,852          Produced Corporate Video
1/27/1999       47,000        $0.10                $3.290          Produced Corporate Video
5/7/1999        98,000        $0.06                $4,116          Produced Corporate Video
8/12/1999      130,000        $0.26               $23,660          Produced Corporate Video
2/11/2000       18,000        $0.78                $9,828          Produced Corporate Video
-----------------------------------------------------------------------------------------------
  Total        376,000                            $55,251

51)  Verrity Gershin is an administrative assistant with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
  Total        50,000                             $2,100

52) Weston Partners is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with income in excess of $400,000 and is an astute and experienced professional investor.

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
5/13/1999      475,000        $0.06                $19,950         Investor Relations
7/27/1999      500,000        $0.19                $66,500         Investor Relations
10/7/1999      143,833        $0.34                $34,232         Investor Relations
10/29/1999     350,000        $0.28                $68,600         Investor Relations
1/7/2000       250,000        $1.09               $190,750         Investor Relations
6/9/2000        50,000        $0.57                $19,950         Investor Relations
-----------------------------------------------------------------------------------------------
  Total      1,768,833                            $399,982


Total Shares and Total Value of Services

-----------------------------------------------------------------------------------------------
  Date         Shares       Price/Share      Value of Services     Description of Services
-----------------------------------------------------------------------------------------------
  Total        16,723,771                       $3,257,740


VI.  AVALON, AZ, FRYDMAN, ROST, PROF. MODEL/1999

     (a) Securities sold. Give the date of sale, title and amount of securities sold.

          (i)  Date: February 18, 1999 to December 15, 1999.

          (ii) Title of securities: Common Stock.

          (iii) Amount: 3,498,000 shares.

     (b)  Underwriters and other purchasers: See below.

     (c) Consideration, state the aggregate offering price and aggregate underwriting commissions.

          The  aggregate offering price was $563,606.

     (d) Exemption from registration claimed. The stock was sold to five accredited investors, as itemized below, known to an executive officer, with no general solicitation. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended.

     (e)  Use of proceeds: General corporate purposes.

          The following table provides more detailed information on this transition.

Common Stock Issued To:

1) Avalon Financial Services is an investment management firm and is a sophisticated, accredited investor.

Hunter Adams is the principal. An executive officer of Advanced Optics has known him since August 1999. He has a net worth in excess of $2 million and is an astute and experienced investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
10/5/1999                  220,000                          $61,217
10/7/1999                   33,000                          $ 9,182
10/12/1999                 220,000                          $49,436
11/15/1999                 200,000                          $36,000
11/15/1999                 200,000                          $36,000
11/15/1999                 200,000                          $38,880
-------------------------------------------------------------------
           Total        $1,073,000                         $230,716

2) AZ Professional Consultants is a brokerage firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Alan Wolf the principal since June 1999. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
8/5/1999                   500,000                          $43,750
8/30/1999                  125,000                          $26,812
8/30/1999                  125,000                          $26,812
8/30/1999                  125,000                          $26,812
8/30/1999                  125,000                          $26,812
-------------------------------------------------------------------
           Total        $1,000,000                         $151,000

3) Jack Frydman is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Jack Frydman since October 1997. He has a net worth that exceeds $2 million. He is a sophisticated and experienced investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
3/29/1999                  475,000                          $23,750
-------------------------------------------------------------------
           Total           475,000                          $23,750

4) Patrick Rost provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Patrick Rost since October 1998. He is an attorney and has an annual income in excess of $300K for the past two years and is an astute and experienced investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
2/18/1999                  250,000                          $20,000
-------------------------------------------------------------------
           Total           250,000                          $20,000

5)   Professional   Model  Assoc  Strategies  is  a  sophisticated,   accredited
     investor.

An executive officer of Advanced Optics has known Joseph Maenza, the principal since September 1999. He has an net worth in excess of $3 million and is an astute and experienced investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
12/1/1999                  200,000                         $ 44,000
12/8/1999                  200,000                         $ 37,440
12/15/1999                 300,000                         $ 56,700
-------------------------------------------------------------------
           Total           700,000                        $ 138,140

Total Shares and Total Investment

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
     Total               3,498,000                         $563,606


VII. HERMAN, HI TEL, PORTFOLIO, PROF MOD

          (a) Securities sold. Give the date of sale, title and amount of securities sold.

               (i)  Date: January 3, 2000 to March 24, 2000.

               (ii) Title of securities: Common Stock.

               (iii) Amount: 782,000 shares.

          (b)  Underwriters and other purchasers:

               The purchasers were:

               Harold Herman
               Hi Tel Group, Inc.
               Portfolio Investment Strategies
               Professional Model Associates

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions: $368,495.

          (d) Exemption claimed. The purchasers, all of whom are accredited investors, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

          (e)  Use of proceeds: General corporate purposes.

               The  following table provides additional information:

Common Stock Issued To:

Harold Herman is a director of Advanced Optics

An executive officer of Advanced Optics has known Mr. Herman since November 1999. He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. Stock was issued in addition to cash for director's duties.

--------------------------------------------------------------------------------
      Date                  Shares          Investment $         Comments
--------------------------------------------------------------------------------
3/24/2000                  150,000               $13,500       exercised options
--------------------------------------------------------------------------------
           Total           150,000               $13,500

Hi Tel Group Inc is a brokerage firm and a sophisticated, accredited investor

An executive officer of Advanced Optics has known Mr. Titlebaun, the principal since September 1999. He has a net worth that exceeds $2 million.



-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
1/25/2000                  150,000                          $84,375
2/11/2000                  162,000                          $82,620
-------------------------------------------------------------------
           Total           312,000                         $166,995

Portfolio Investment Assoc. Strategies is a company that has provided investment placement for Advanced Optics.

Ari Goldstein is the principal. An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for eight years and is very knowledgeable in investments.



--------------------------------------------------------------------------------
      Date                  Shares          Investment $         Comments
--------------------------------------------------------------------------------
2/2/2000                   100,000               $12,000       exercised options
--------------------------------------------------------------------------------
           Total           100,000               $12,000

Professional Model Strategies is a sophisticated, accredited investor.

An executive officer of Advanced Optics has Joseph Maenza, the principal since September 1999. He has an net worth in excess of $3 million and is an astute and experienced investor.

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
1/3/2000                   200,000                         $176,000
-------------------------------------------------------------------
  Total                    220,000                        $ 176,000

Total Shares and Total Investment

-------------------------------------------------------------------
   Date                     Shares                     Investment $
-------------------------------------------------------------------
   Total                   782,000                        $ 368,495


VIII. SEVEN INVESTORS

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: July 24, 1997 to August 26, 1997.

               (ii) Title of securities: Common Stock.

               (iii) Amount: 155,000 shares.

          (b)  Underwriters and other purchasers:

               The purchasers and other relevant information follows:

----------------------------------------------------------------------------------------------------------------------------
Name                                       Net Worth/Income              Sophistication/Prior Relationship with Issuer
----------------------------------------------------------------------------------------------------------------------------
Stourbridge, Inc.                     Mr. Steven Schnipper is an     An executive  officer of Advanced  Optics has known Mr.
                                      individual  with   a   net     Schnipper, a principal of Stourbridge,  Inc., since May
                                      income in excess of $200K.     1997 and he is an astute and  experienced  professional
                                                                     investor.

Alex & Maria Sonkin                   Mr.    Sonkin     is    an     An executive  officer of Advanced  Optics has known Mr.
                                      individual  with   a   net     and Mrs.  Sonkin since  December 1996 and Mr. Sonkin is
                                      income in excess of $300K.     an astute and experienced investor.

Robert W. Lukas                       These are all members of a     An executive  officer of Advanced  Optics has known the
Peter Spark IT Anastasi Lukas &       large net worth family.        Lukas  family and its  various  members  for many years
Victoria Spark                                                       and they are astute and experienced investors.
Victoria Sparks ITF Kirk K Lukas
Anastasia L. Lukas
John P. Lukas
----------------------------------------------------------------------------------------------------------------------------

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

               The aggregate offering price was $48,000. No commissions were paid.

          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. The investors were all accredited investors, experienced in financial and business matters, with a prior relationship to the issuer and no general solicitation was involved. Four of the seven investors are all part of the same, large net worth family.

          (e) Use of proceeds: The proceeds were used for general corporate purposes.

IX.  FIVE INVESTORS

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: April 1, 1998 to November 19, 1998.

               (ii) Title of securities: Common Stock.

               (iii) Amount: 1,640,000 shares.

          (b)  Underwriters and other purchasers:

               The purchasers and their backgrounds follow:

----------------------------------------------------------------------------------------------------------------------------
Name                                       Net Worth/Income              Sophistication/Prior Relationship with Issuer
----------------------------------------------------------------------------------------------------------------------------
Alan Wishnefsky                     Mr. Wishnefsky  has  a  net     An  executive  officer of Advanced  Optics has known Mr.
                                    worth  in   excess   of  $4     Wishnefsky  since  January  of  1998.  He is  an  office
                                    million  and is  an  astute     equipment  manufacturer and a sophisticated,  accredited
                                    and experienced investor.       investor.

F. Glazier                          Mr.    Glazier     is    an     An  executive  officer of Advanced  Optics has known Mr.
                                    individual with  an  annual     Glazier  since  March  1998  and he is a  sophisticated,
                                    income  in excess  of $400K     accredited investor.
                                    for the past two  years and
                                    is     an     astute    and
                                    experienced    professional
                                    investor.
Leslie Robins                                                       Mr. Robins is Executive  Vice  President and Chairman of
                                                                    the Board of Advanced Optics.

Sonrae Corp.                        Mr.    Spooner     is    an     An  executive  officer  of  Advanced  Optics  has  known
                                    individual with a net worth     Charles  Spooner,  the  principal,  since  August  1997.
                                    in excess of $2 million and     Sonrae Corp. are Canadian  investment  professionals and
                                    is     an     astute    and     sophisticated, accredited investors.
                                    experienced    professional
                                    investor.

Mark Saltzman                       Mr.     Saltzman    is    an     An  executive  officer of Advanced  Optics has known Mr.
                                    individual  with a net worth     Glazer  since  July  1997  and  he  is a  sophisticated,
                                    in excess of $3 million  and     accredited investor.
                                    is     an    astute     and
                                    experienced    professional
                                    investor.
----------------------------------------------------------------------------------------------------------------------------

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

     The aggregate offering price was $127,500. No commissions were paid, one of the investors, an executive officer paid for his stock with a note in the amount of $29,000.

          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. The investors were all accredited, including three members of one family and one executive officer of the issuer. No general solicitation was involved. The investors were also experienced in business and finance.

          (e) Use of proceeds. The proceeds were used for general corporate purposes.

Item 27   Exhibits and Financial Statement Schedules

(A)  Exhibits

3.1++     Articles of Incorporation of the Registrant filed May 22, 1996.
3.1(a)+   Certificate  of  Amendment  of  Articles  of   Incorporation   of  the
          Registrant filed December 6, 1998.

3.1(b)    Deleted.

3.1(c)+ Certificate of Amendment of Articles of incorporation of the Registrant filed June 22, 2000.
3.2++     Bylaws of the Registrant.
4.1+      Specimen Common Stock Certificate.
4.2+ Convertible Note Purchase Agreement dated September 15, 2000 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments L.P. with exhibits attached thereto.
4.2(a) Waiver dated April 12, 2001 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments L.P. with exhibits attached thereto.
4.3+ Securities Purchase Agreement dated November 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto.
4.4+      Securities  Purchase  Agreement  dated November 7, 2000 by and between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto.

5.1*      Opinion of Kirkpatrick & Lockhart LLP.

10.1+++   1999 Incentive Stock Option Plan.
10.2+ Securities Purchase Agreement dated June 3, 1999 by and among Registrant and investors listed on Schedule I attached thereto.
10.2(a)+ Modification and Settlement Agreement dated June 12, 2000 by and among Registrant and investors listed on Schedule I attached thereto.
10.3+     Securities  Purchase  Agreement  dated  March 8,  2000 by and  between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto.
10.4+ Securities Purchase Agreement dated March 8, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto.
10.5+ Supplemental Agreement dated August 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto.
10.6+ Supplemental Agreement dated August 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto.
10.7+ Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Leslie Robins.
10.7(a)+ Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and Leslie Robins.
10.7(b)+ Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and Leslie Robins.
10.8+ Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Michael Pete.
10.9+ Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Harold Herman.
10.9(a)+ Warrant to Purchase Shares of Common Stock dated August 23, 2000 by and between Registrant and Harold Herman.
10.10+ Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and J.G. Capital, Inc.

10.10(a)+ Warrant to Purchase  Shares of Common Stock dated  October 17, 2000 by and between Registrant and John Cousins.
10.11+    Promissory Note dated June 21, 2000 held by Leslie Robins.
10.12+    Promissory Note dated August 3, 2000 held by Leslie Robins.
10.13+    Promissory Note dated September 7, 2000 held by Leslie Robins.
10.14++ Lease Agreement dated May 27, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113. (1)
10.14(a)+ Renewal  of  Lease  Agreement  dated  March  9,  2000  by and  between
          Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113.
10.15+ Lease Agreement dated December 22, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113.
10.15(a)+ Renewal  of  Lease  Agreement  dated  March  9,  2000  by and  between
          Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113.
10.16+ Lease Agreement dated February 10, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 6, Albuquerque, NM 87113.
10.17+ Employment Agreement dated June 28, 1999 by and between Registrant and John Cousins.
10.18 Stock Purchase Agreement dated December 31, 1997 by and between Registrant and Bio Moda, Inc.
10.19 Stock-For-Stock Agreement dated November 6, 1996 by and between Registrant and shareholders of PLZTech, Inc. listed on Schedule I attached hereto.
10.20** Assignment of Invention and Patent Rights dated January 25, 2000 by and between Registrant and Garth W. Gobeli.
10.21** Assignment of Invention and Patent Rights dated December 15, 2000 by and between Registrant and Michael G. Harmon.
10.22** Purchase Agreement dated October 22, 1998 by and between Registrant and Wang.
10.23** Amended Purchase Agreement dated January 15, 2001 by and between Registrant and Wang.
21.1+     Subsidiaries of the Registrant.
23.1      Consent of Atkinson & Co., Ltd.
23.2      Consent of Neff & Ricci LLP.
23.3*     Consent of Kirkpatrick & Lockhart LLP (contained in exhibit 5.1).

24.1      Power  of  attorney   (included  on  signature  page  of  Registration
          Statement).
-----------------
*    To be filed by amendment.

**   The  Registrant  has  applied  with the  Secretary  of the  Securities  and
     Exchange Commission for confidential treatment of certain information pursuant to Rule 406 under the Securities Act of 1933. The Registrant has filed separately with its application a copy of the exhibit including all confidential portions, which may be made available for public inspection, pending the Security and Exchange Commission's review of the application, in accordance with Rule 406.
+    Previously filed.
++ Incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998.
+++ Incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2000.

     (B) Financial Statement Schedules

     All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28   Undertakings

     The undersigned Registrant hereby undertakes to:

     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 24th day of April, 2001.

                                          ADVANCED OPTICS ELECTRONICS, INC.

                                     By:  /S/ LESLIE S. ROBINS
                                          -------------------------------------
                                          Leslie S. Robins
                                          Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            SIGNATURE                                      TITLE                                DATE
            ---------                                      -----                                ----

*
----------------------------------
Michael H. Pete                                President and Director                           April 24, 2001

/S/ LESLIE S. ROBINS
----------------------------------
Leslie S. Robins                               Chairman of the Board, Executive Vice            April 24, 2001
                                               President and Secretary

*
----------------------------------
John J. Cousins                                Vice President, Finance and Treasurer            April 24, 2001
                                               (Principal Financial and Accounting Officer)

*
----------------------------------
Harold C. Herman                               Director                                         April 24, 2001

*
----------------------------------
Richard A. Josephberg                          Director                                         April 24, 2001

* By: /S/ LESLIE S. ROBINS                     Attorney-in-fact
      ----------------------------
      Leslie S. Robins                                                                          April 24, 2001









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